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                                  EXHIBIT (10e)

                                 EXECUTION COPY



                                CREDIT AGREEMENT

                          Dated as of December 7, 2001

                                      Among

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN,

                                 as the Lenders
                                 --------------

                                       and

                             BANK OF AMERICA, N.A.,

                                  as the Agent
                                  ------------

                                       and

                                   UNIFI, INC.

                                       and

                      CERTAIN OF ITS DOMESTIC SUBSIDIARIES,

                                as the Borrowers
                                ----------------



                             BANK OF AMERICA, N.A.,
                     AS SOLE LEAD ARRANGER AND BOOK MANAGER


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                                CREDIT AGREEMENT

                  This Credit Agreement, dated as of December 7, 2001 (this "Agreement"), among the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), Bank of America, N.A. with an office at 600 Peachtree Street N.E., 5th Floor, Atlanta, Georgia 30308, as agent for the Lenders (in its capacity as agent, the "Agent"), Unifi, Inc., a New York corporation, with offices at 7201 West Friendly Avenue, Greensboro, North Carolina 27410 (the "Parent") and the subsidiaries of the Parent listed on the signature pages hereto, (the Parent and each such subsidiary is individually hereinafter referred to as a "Borrower" and the Parent together with all such subsidiaries are hereinafter collectively referred to as the "Borrowers").


                              W I T N E S S E T H:

         WHEREAS, the Borrowers have requested the Lenders to make available to the Borrowers a revolving line of credit for loans and letters of credit in an amount not to exceed $150,000,000, and which extensions of credit the Borrowers will use for the purposes permitted hereunder;

         WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement, and all Annexes, Exhibits and Schedules attached hereto are incorporated herein by reference;

         WHEREAS, the Lenders have agreed to make available to the Borrowers a revolving credit facility upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, and the Borrowers hereby agree as follows.


                                    ARTICLE 1
                           LOANS AND LETTERS OF CREDIT

         1.1 Total Facility.

         Subject to all of the terms and conditions of this Agreement, the Lenders agree to make available a total credit facility of up to $150,000,000 (the "Total Facility") to the Borrowers from time to time during the term of this Agreement. The Total Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit described herein.

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         1.2 Revolving Loans.

                  (a) (i) Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 8, each Lender severally, but not jointly, agrees, upon a Borrower's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the "Revolving Loans") to the Borrowers (including Ex-Im Bank Revolving Loans; provided, however, no Lender shall have any obligation to extend an Ex-Im Bank Revolving Loan to any Borrower after December 7, 2004) in amounts not to exceed such Lender's Pro Rata Share of Availability, except for Non-Ratable Loans and Agent Advances and, as otherwise set forth herein, with respect to Ex-Im Bank Revolving Loans. The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the Borrowing Base on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Borrowing Base or to be obligated to exceed such limits on any other occasion. If any Borrowing would exceed Availability, the Lenders may refuse to make or may otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 1.2(i).

                           (ii) At the request of Agent, the Borrowers shall execute and deliver to each Lender that so requests a note to evidence the Revolving Loan of that Lender. Each such note shall be in the principal amount of the Lender's Pro Rata Share of the Revolving Loan Commitments, dated the date hereof and substantially in the form of Exhibit A (each a "Revolving Loan Note" and, collectively, the "Revolving Loan Notes") This Agreement and each Revolving Loan Note, if applicable, shall evidence the obligation of the Borrowers to pay the outstanding and utilized amount of each Lender's Pro Rata Share of the Revolving Loan Commitments, or, if less, such Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Loans to the Borrowers together with interest thereon as prescribed in Section 1.2. The entire unpaid balance of the Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Termination Date.

                  (b) Procedure for Borrowing.

                                    (i) Each Borrowing shall be made upon a
                           Borrower's irrevocable written notice delivered to the Agent in the form of a notice of borrowing ("Notice of Borrowing"), which must be received by the Agent prior to (x) 12:00 noon (Charlotte, North Carolina time) three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (y) 11:00 a.m. (Charlotte, North Carolina time) on the requested Funding Date, in the case of Base Rate Loans, specifying:

                                             (A) the amount of the Borrowing,
                                    which in the case of a LIBOR Rate Loan must equal or exceed $3,000,000 (and increments of $1,000,000 in excess of such amount);

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                                             (B) the requested Funding Date,
                                    which must be a Business Day;

                                             (C) whether the Revolving Loans
                                    requested are to be Base Rate Revolving
                                    Loans or LIBOR Revolving Loans (and if not specified, it shall be deemed a request for a Base Rate Revolving Loan); and

                                             (D) the duration of the Interest
                                    Period for LIBOR Revolving Loans (and if not specified, it shall be deemed a request for an Interest Period of one month);

provided, however, that with respect to the Borrowing to be made on the Closing Date, such Borrowings will consist of Base Rate Revolving Loans only.

                                    (ii) In lieu of delivering a Notice of
                           Borrowing, a Borrower may give the Agent telephonic notice of such request for advances to the Designated Account on or before the deadline set forth above. The Agent at all times shall be entitled to rely on such telephonic notice in making such Revolving Loans, regardless of whether any written confirmation is received.

                                    (iii) No Borrower shall have the right to
                           request a LIBOR Rate Loan while a Default or Event of Default has occurred and is continuing.

                                    (iv) Notwithstanding any language to the
                           contrary in this Section, each Borrowing that is to be an Ex-Im Bank Revolving Loan must be requested in writing on the form of borrowing notice attached hereto as Exhibit D-1 and must be delivered to the Agent's Export Finance Department at the address set forth in Section 14.8 hereof.

                  (c) Reliance upon Authority. Prior to the Closing Date, the Borrowers shall deliver to the Agent, a notice setting forth the account of the Borrowers ("Designated Account") to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested hereunder. The Borrowers may designate a replacement account from time to time by written notice. All such Designated Accounts must be reasonably satisfactory to the Agent. The Agent is entitled to rely conclusively on any person's request for Revolving Loans on behalf of the Borrowers, so long as the proceeds thereof are to be transferred to the Designated Account. The Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by the Borrowers to make such requests on its behalf.

                  (d) No Liability. The Agent shall not incur any liability to the Borrowers as a result of acting upon any notice referred to in Sections 1.2(b) and (c), which the Agent believes in good faith to have been given by an officer or other person duly authorized by

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         the Borrowers to request Revolving Loans on its behalf. The crediting of Revolving Loans to the Designated Account conclusively establishes the obligation of the Borrowers to repay such Revolving Loans as provided herein.

                  (e) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 1.2(b) shall be irrevocable. The Borrowers shall be bound to borrow the funds requested therein in accordance therewith.

                  (f) Agent's Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof), the Agent shall elect to have the terms of Section 1.2(g) or the terms of Section 1.2(h) apply to such requested Borrowing. If the Bank declines in its sole discretion to make a Non-Ratable Loan pursuant to Section 1.2(h) or an Ex-Im Bank Revolving Loan pursuant to Section 1.2(j), the terms of
         Section 1.2(g) shall apply to the requested Borrowing.

                  (g) Making of Revolving Loans. If Agent elects to have the terms of this Section 1.2(g) apply to a requested Borrowing, then promptly after receipt of a Notice of Borrowing or telephonic notice in lieu thereof, the Agent shall notify the Lenders by telecopy, telephone or e-mail of the requested Borrowing. Each Lender shall transfer its Pro Rata Share of the requested Borrowing available to the Agent in immediately available funds, to the account from time to time designated by Agent, not later than 12:00 noon (Charlotte, North Carolina time) on the applicable Funding Date. After the Agent's receipt of all proceeds of such Revolving Loans, the Agent shall make the proceeds of such Revolving Loans available to the Borrowers on the applicable Funding Date by transferring same day funds to the Borrowers' Designated Account; provided, however, that the amount of Revolving Loans so made on any date, shall not exceed the Availability on such date.

                  (h) Making of Non-Ratable Loans.

                           (i) If Agent elects, with the consent of the Bank, to
                  have the terms of this Section 1.2(h) apply to a requested Borrowing, the Bank shall make a Revolving Loan in the amount of that Borrowing available to the Borrowers on the applicable Funding Date by transferring same day funds to Borrowers' Designated Account. Each Revolving Loan made solely by the Bank pursuant to this Section is herein referred to as a "Non-Ratable Loan", and such Revolving Loans are collectively referred to as the "Non-Ratable Loans." Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to the Bank solely for its own account. The aggregate amount of Non-Ratable Loans outstanding at any time shall not exceed $5,000,000. The Agent shall not request the Bank to make any Non-Ratable Loan if (A) the Agent has received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article 8 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (B) the requested Borrowing would exceed Availability on that Funding Date.

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                           (ii) The Non-Ratable Loans shall be secured by the
                  Agent's Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder. Upon Settlement of such Non-Ratable Loans pursuant to Section 12.15 hereof, such Loans shall constitute Revolving Loans for all purposes hereunder, including, without limitation, Section 2.2(a)(i) hereof.

                  (i) Agent Advances.

                           (i) Subject to the limitations set forth below, the
                  Agent is authorized by the Borrowers and the Lenders, from time to time in the Agent's sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other conditions precedent set forth in
                  Article 8 have not been satisfied, to make Base Rate Revolving Loans to the Borrowers on behalf of the Lenders in an aggregate amount outstanding at any time not to exceed 10% of the Borrowing Base but not in excess of the Maximum Revolver Amount which the Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof or (2) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 14.7 (any of such advances are herein referred to as "Agent Advances"); provided, that the Majority Lenders may at any time revoke the Agent's authorization to make Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Agent's receipt thereof. Agent Advances shall not be made as Ex-Im Bank Revolving Loans.

                           (ii) The Agent Advances shall be secured by the
                  Agent's Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder.

                  (j) Making of Ex-Im Bank Revolving Loans.

                           (i) If Agent elects, with the consent of the Bank, to
                  have the terms of this Section 1.2(j) apply to a requested Borrowing and if all other conditions precedent thereto, including without limitation, the qualification of such Revolving Loan as an Ex-Im Bank Guaranteed Loan under the Ex-Im Bank Working Capital Guarantee Program, have been satisfied, the Bank shall make a Revolving Loan in the amount of that Borrowing available to the Borrowers on the applicable Funding Date by transferring same day funds to the Borrowers' Designated Account. Each Revolving Loan made solely by the Bank pursuant to this Section, or any Revolving Loan made under this Agreement that qualifies as an Ex-Im Bank Guaranteed Loan under the Borrowers' Ex-Im Agreement, is herein referred to as an "Ex-Im Bank Revolving Loan", and such Revolving Loans are collectively referred to as the "Ex-Im Bank Revolving Loans". Each Ex-Im Bank Revolving Loan shall be subject to all the terms and conditions applicable to other Revolving Loans, except to the extent of the provisions of the

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                  Borrowers' Ex-Im Agreement, which shall control in the event of any inconsistency. The aggregate amount of Ex-Im Bank Revolving Loans outstanding at any time shall not exceed the limitation set forth in clause (a)(v) of the definition of "Borrowing Base". The Agent shall not request the Bank to make any Ex-Im Bank Revolving Loan if (1) the Agent has received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article 8 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (2) the requested Borrowing would exceed Availability on that Funding Date.

                           (ii) The Ex-Im Bank Revolving Loans shall be secured
                  by the Agent's Liens in and to the Collateral and shall constitute Base Rate Revolving Loans or LIBOR Rate Loans, as the case may be, and Obligations hereunder and shall be guaranteed by the Ex-Im Bank to the extent provided in the Borrowers' Ex-Im Bank Agreement.

         1.3 Letters of Credit.

                  (a) Agreement to Issue or Cause To Issue. Subject to the terms and conditions of this Agreement, the Agent agrees (i) to cause the Letter of Credit Issuer to issue for the account of the Borrowers one or more commercial/documentary and standby letters of credit ("Letter of Credit") and/or (ii) to provide credit support or other enhancement to a Letter of Credit Issuer acceptable to Agent, which issues a Letter of Credit for the account of the Borrowers (any such credit support or enhancement being herein referred to as a "Credit Support") from time to time during the term of this Agreement.

                  (b) Amounts; Outside Expiration Date. The Agent shall not have any obligation to issue or cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof would exceed Availability at such time; or
         (iii) such Letter of Credit has an expiration date less than 30 days prior to the Stated Termination Date or more than 12 months from the date of issuance for standby letters of credit and 180 days for documentary letters of credit. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent, written notice that it declines to consent to any such extension or renewal at least thirty (30) days prior to the date on which the Letter of Credit Issuer is entitled to decline to extend or renew the Letter of Credit. If all of the requirements of this Section 1.3 are met and no Default or Event of Default has occurred and is continuing, no Lender shall decline to consent to any such extension or renewal.

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                  (c) Other Conditions. In addition to conditions precedent
         contained in Article 8, the obligation of the Agent to issue or to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Agent:

                           (i) The Borrowers shall have delivered to the Letter
                  of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form, terms and purpose of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and the Letter of Credit Issuer; and

                           (ii) As of the date of issuance, no order of any
                  court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

                  (d) Issuance of Letters of Credit.

                           (i) Request for Issuance. A Borrower requesting a
                  letter of credit must notify the Agent of a requested Letter of Credit at least three (3) Business Days prior to the proposed issuance date. Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrowers shall attach to such notice the proposed form of the Letter of Credit.

                           (ii) Responsibilities of the Agent; Issuance. As of
                  the Business Day immediately preceding the requested issuance date of the Letter of Credit, the Agent shall determine the amount of the applicable Unused Letter of Credit Subfacility and Availability. If (x) the face amount of the requested Letter of Credit is less than the Unused Letter of Credit Subfacility and (y) the amount of such requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof would not exceed Availability, the Agent shall cause the Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

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                           (iii) No Extensions or Amendment. The Agent shall not
                  be obligated to cause the Letter of Credit Issuer to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 1.3 are met as though a new
                  Letter of Credit were being requested and issued.

                  (e) Payments Pursuant to Letters of Credit. Each Borrower agrees to reimburse immediately the Letter of Credit Issuer for any draw under any Letter of Credit and the Agent for the account of the Lenders upon any payment pursuant to any Credit Support, and to pay the Letter of Credit Issuer the amount of all other charges and fees payable to the Letter of Credit Issuer in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which any Borrower may have at any time against the Letter of Credit Issuer or any other Person. Each drawing under any Letter of Credit shall constitute a request by a Borrower to the Agent for a Borrowing of a Base Rate Revolving Loan in the amount of such drawing. The Funding Date with respect to such borrowing shall be the date of such drawing.

                  (f) Indemnification; Exoneration; Power of Attorney.

                           (i) Indemnification. In addition to amounts payable
                  as elsewhere provided in this Section 1.3, the Borrowers agrees to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable outside attorneys' fees) which any Lender or the Agent (other than a Lender in its capacity as Letter of Credit Issuer) may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any Credit Support or enhancement in connection therewith. The Borrowers' obligations under this Section shall survive payment of all other Obligations.

                           (ii) Assumption of Risk by the Borrowers. As among
                  the Borrowers, the Lenders, and the Agent, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority or (I) the Letter of Credit Issuer's honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this Section 1.4(f).

                           (iii) Exoneration. Without limiting the foregoing, no
                  action or omission whatsoever by Agent or any Lender (excluding any Lender in its capacity as a Letter of Credit Issuer) shall result in any liability of Agent or any Lender to the Borrowers, or relieve the Borrowers of any of their obligations hereunder to any such Person.

                           (iv) Rights Against Letter of Credit Issuer. Nothing
                  contained in this Agreement is intended to limit the Borrowers' rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between the Borrowers and the Letter of Credit Issuer.

                           (v) Account Party. The Borrowers hereby authorize and
                  direct any Letter of Credit Issuer to name any requesting Borrower as the "Account Party" therein and to deliver to the Agent all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to the Letter of Credit, and to accept and rely upon the Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

                  (g) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 1.3(b) and Section 10.1, any Letter of Credit or Credit Support is outstanding upon the termination of this Agreement, then upon such termination the Borrowers shall deposit with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each Letter of Credit or Credit Support then outstanding, either (i) cash in a cash collateral account in an amount equal to the greatest amount for which such Letter of Credit or such Credit Support may be drawn plus any fees and expenses associated with such Letter of Credit or such Credit Support, under which collateral account the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments to be made by the Agent and the Lenders under such Letter of Credit or Credit Support and any fees and expenses associated with such Letter of Credit or Credit Support or
         (ii) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit or such Credit

         Support may be drawn plus any fees and expenses associated with such Letter of Credit or such Credit Support, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments to be made by the Agent and the Lenders under such Letter of Credit or Credit Support and any fees and expenses associated with such Letter of Credit or Credit Support. Such cash collateral account or Supporting Letter of Credit shall be held by the Agent, for the ratable benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or such Credit Support remaining outstanding.

         1.4 Bank Products.

         A Borrower may request and the Agent may, in its sole and absolute discretion, arrange for such Borrower to obtain from the Bank or the Bank's Affiliates Bank Products although such Borrower is not required to do so. If Bank Products are provided by an Affiliate of the Bank, the Borrowers agree to indemnify and hold the Agent, the Bank and the Lenders harmless from any and all costs and obligations now or hereafter incurred by the Agent, the Bank or any of the Lenders which arise from any indemnity given by the Agent to its Affiliates related to such Bank Products; provided, however, nothing contained herein is intended to limit any Borrower's rights, with respect to the Bank or its Affiliates, if any, which arise as a result of the execution of documents by and between any such Borrower or Borrowers and the Bank which relate to Bank Products. The agreement contained in this Section shall survive termination of this Agreement. The Borrowers acknowledge and agree that the obtaining of Bank Products from the Bank or the Bank's Affiliates (a) is in the sole and absolute discretion of the Bank or the Bank's Affiliates, and (b) is subject to all rules and regulations of the Bank or the Bank's Affiliates. Each Borrower agrees that the Bank is not obligated to provide such services. This paragraph in no way prohibits any of the Borrowers from obtaining other products from other Lenders so long as such transaction does not otherwise violate this Agreement.


                                    ARTICLE 2
                                INTEREST AND FEES

         2.1 Interest.

                  (a) Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in immediately available funds at a rate determined by reference to the Base Rate or the LIBOR Rate plus the Applicable Margins as set forth below, but not to exceed the Maximum Rate. If at any time Loans are outstanding with respect to which a Borrower has not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Loans shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

                           (i) For all Base Rate Revolving Loans and other
                  Obligations (other than LIBOR Rate Loans) at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin;

                           (ii) For all LIBOR Revolving Loans at a per annum
                  rate equal to the LIBOR Rate plus the Applicable Margin.

Each change in the Base Rate shall be reflected in the interest rate applicable to Base Rate Loans as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). The Borrowers shall pay to the Agent, for the ratable benefit of Lenders, interest accrued on all Base Rate Loans in arrears on the first day of each month hereafter and on the Termination Date. The Borrowers shall pay to the Agent, for the ratable benefit of Lenders, interest on all LIBOR Rate Loans in arrears on each LIBOR Interest Payment Date.

                  (b) Default Rate. If any Default or Event of Default occurs and is continuing and the Agent or the Required Lenders in their discretion so elect, then, while any such Default or Event of Default is continuing, all of the Obligations shall bear interest at the Default Rate applicable thereto, except in the case of an Event of Default under Section 9.1(e), (f), (g) or (h) of this Agreement in each of which cases all of the Obligations shall automatically and immediately bear interest at the Default Rate applicable thereto.

         2.2 Continuation and Conversion Elections.

                  (a) The Borrowers may:

                           (i) elect, as of any Business Day, in the case of
                  Base Rate Loans to convert any Base Rate Loans (or any part thereof in an amount not less than $3,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Rate Loans; or

                           (ii) elect, as of the last day of the applicable
                  Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans; provided further that if the notice shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

                  (b) The Borrowers shall deliver a notice of continuation/conversion ("Notice of Continuation/Conversion") to the Agent not later than 12:00 noon (Charlotte, North Carolina time) at least three (3) Business Days in advance of the Continuation/Conversion Date, if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

                           (i)   the proposed Continuation/Conversion Date;

                           (ii) the aggregate amount of Loans to be converted or renewed;

                           (iii) the type of Loans resulting from the proposed
                  conversion or continuation; and

                           (iv) the duration of the requested Interest Period, provided, however, the Borrowers may not select an Interest Period that ends after the Stated Termination Date.

                  (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Borrowers have failed to select timely a new Interest Period to be applicable to LIBOR Rate Loans or if any Default or Event of Default then exists, the Borrowers shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                  (d) The Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

                  (e) There may not be more than six (6) different LIBOR Rate Loans in effect hereunder at any time.

         2.3 Maximum Interest Rate.

         In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 2.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrowers such excess.

         2.4 Agent Fees.

         The Borrowers agree to pay the Agent on the Closing Date the arrangement and closing fees (the "Agent Fees") as set forth in the Fee Letter.

         2.5 Unused Line Fee.

         On the first day of each month and on the Termination Date the Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the "Unused Line Fee") equal to the amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans and the average daily undrawn face amount of outstanding Letters of Credit, during the immediately preceding month or shorter period if calculated for the first month hereafter or on the Termination Date times (i) 0.25% if the average amount of the Aggregate Revolver Outstandings for the preceding month exceeded $100,000,000, (ii) 0.375% if the average amount of the Aggregate Revolver Outstandings for the preceding month exceeded $50,000,000 but was less than or equal to $100,000,000 and (iii) 0.50% if the average amount of the Aggregate Revolver Outstanding for the preceding month was less than or equal to $50,000,000. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All principal payments received by the Agent shall be deemed to be credited to the Borrowers' Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 2.5.

         2.6 Letter of Credit Fee.

         The Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit, a fee (the "Letter of Credit Fee") equal to the Letter of Credit Fee Percentage per annum in effect from time to time and to Agent for the benefit of the Letter of Credit Issuer a fronting fee of one eighth of one percent (0.125%) per annum of the undrawn face amount of each Letter of Credit, and to the Letter of Credit Issuer, all out-of-pocket costs, fees and expenses incurred by the Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit, which costs, fees and expenses shall include a "fronting fee" payable to the Letter of Credit Issuer. The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit is outstanding and on the

Termination Date. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.


                                    ARTICLE 3
                            PAYMENTS AND PREPAYMENTS

         3.1 Revolving Loans.

         The Borrowers shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrowers may prepay Revolving Loans at any time without premium or penalty, and reborrow subject to the terms of this Agreement. In addition, and without limiting the generality of the foregoing, upon demand the Borrowers shall pay to the Agent, for account of the Lenders, the amount, without duplication, by which the Aggregate Revolver Outstandings exceeds the lesser of the Borrowing Base or the Maximum Revolver Amount.

         3.2 Termination of Facility.

         The Borrowers may terminate this Agreement upon at least ten (10) Business Days' notice to the Agent and the Lenders, upon (a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation and return of all outstanding Letters of Credit or issuance of a supporting letter of credit, in form and substance acceptable to the Agent and the Letter of Credit Issuer in their sole discretion, pursuant to Section 1.3(g), (b) the payment of the early termination fee set forth below, (c) the payment in full in immediately available funds of all reimbursable expenses and other Obligations, and (d) with respect to any LIBOR Rate Loans prepaid, payment of the amounts due under Section 4.4, if any. If this Agreement is terminated by the Borrowers at any time prior to the Stated Termination Date, the Borrowers shall pay to the Agent, for the account of the Lenders, an early termination fee determined in accordance with the following table:

                    Period during which                  Early Termination
                  early termination occurs                      Fee
         -----------------------------------------   -------------------------

         On or prior to the first Anniversary Date   1% of the Total Facility

         After the first Anniversary Date but on     0.75% of the Total Facility
         or prior to the second Anniversary Date

         After the second Anniversary Date but       0.50% of the Total Facility
         prior to the Stated Termination Date


Notwithstanding the foregoing, the Borrowers, upon notice to the Agent and the Lenders received no later than October 31, 2002, may permanently reduce the amount of the Maximum Revolver Amount in integral multiples of $10,000,000; provided, that (i) after giving effect to such reduction, the Maximum Revolver Amount shall not be less than $75,000,000, (ii) the

Aggregate Revolver Outstandings immediately prior to or concurrent with such permanent reduction shall not be greater than the lesser of the Borrowing Base or the Maximum Revolver Amount as so reduced and (iii) with respect to any LIBOR Rate Loans prepaid, payment of the amounts due under Section 4.4, if any. Such reduction shall be effective January 1, 2003 and no early termination fees shall be due in connection with such reduction.

         3.3 [Reserved.]

         3.4 [Reserved.]

         3.5 LIBOR Rate Loan Prepayments.

         In connection with any prepayment, if any LIBOR Rate Loans are prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrowers shall pay to the Lenders the amounts described in Section 4.4, unless the Lenders agree to waive such payment.

         3.6 Payments by the Borrowers.

                  (a) All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Agent for the account of the Lenders, at the account designated by the Agent and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (Charlotte, North Carolina time) on the date specified herein. Any payment received by the Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

                  (b) Subject to the provisions set forth in the definition of "Interest Period", whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

         3.7 Payments as Revolving Loans.

         At the election of Agent, all payments of principal, interest, reimbursement obligations in connection with Letters of Credit and Credit Support for Letters of Credit, fees, premiums, reimbursable expenses and other sums payable hereunder, may be paid from the proceeds of Revolving Loans made hereunder. The Borrowers hereby irrevocably authorize the Agent to charge the Loan Account for the purpose of paying all amounts from time to time due hereunder and agrees that all such amounts charged shall constitute Revolving Loans (including Ex-Im Bank Revolving Loans, Non-Ratable Loans and Agent Advances).

         3.8 Apportionment, Application and Reversal of Payments.

         Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to Agent and the Letter of Credit Issuer and except as provided in
Section 11.1(b). All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements then due to the Agent from the Borrowers; second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers; third, to pay interest due in respect of all Loans, including Ex-Im Bank Revolving Loans, Non-Ratable Loans and Agent Advances; fourth, to pay or prepay principal of the Non-Ratable Loans and Agent Advances and Ex-Im Bank Revolving Loans; fifth, to pay or prepay principal of the Revolving Loans (other than Ex-Im Bank Revolving Loans, Non-Ratable Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit; sixth, to pay an amount to Agent equal to all outstanding Letter of Credit Obligations to be held as cash collateral for such Obligations; and seventh, to the payment of any other Obligation including any amounts relating to Bank Products due to the Agent or any Lender or any affiliate of a Lender by any Borrower. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by a Borrower, or unless an Event of Default has occurred and is continuing, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Rate Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans and, in any event, the Borrowers shall pay LIBOR breakage losses in accordance with Section 4.4. The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

         3.9 Indemnity for Returned Payments.

         If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent, any Lender, the Bank or any Affiliate of the Bank is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender and the Borrowers shall be liable to pay to the Agent and the Lenders, and hereby does indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 3.9 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 3.9 shall survive the termination of this Agreement.

         3.10 Agent's and Lenders' Books and Records; Monthly Statements.

         The Agent shall record the principal amount of the Loans owing to each Lender, the undrawn face amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender's Loans in its books and records. Failure by Agent or any Lender to make such notation shall not affect the obligations of the Borrowers with respect to the Loans or the Letters of Credit. The Borrowers agree that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrowers a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 3.8 and corrections of errors discovered by the Agent), unless a Borrower notifies the Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by any Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.


                                    ARTICLE 4
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         4.1 Taxes.

                  (a) Any and all payments by or on behalf of the Borrowers to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrowers shall pay all Other Taxes.

                  (b) The Borrowers agree to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by any Lender or the Agent in connection with this Agreement or any Loan Document and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Lender or the Agent makes written demand therefor.

                  (c) If the Borrowers shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

                           (i) the sum payable shall be increased as necessary
                  so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                           (ii) the Borrowers shall make such deductions and
                  withholdings;

                           (iii) the Borrowers shall pay the full amount
                  deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                           (iv) the Borrowers shall also pay to each Lender or
                  the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.

                  (d) At the Agent's request, within 30 days after the date of any payment by any Borrower of Taxes or Other Taxes, such Borrower shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

                  (e) If the Borrowers are required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrowers which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

         4.2 Illegality.

                  (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by that Lender to the Borrowers through the Agent, any obligation of that Lender to make LIBOR Rate Loans shall be suspended until that Lender notifies the Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.

                  (b) If a Lender determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrowers shall, upon its receipt of notice of such fact and demand from such

         Lender (with a copy to the Agent), prepay in full such LIBOR Rate Loans of that Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof, if that Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if that Lender may not lawfully continue to maintain such LIBOR Rate Loans. If the Borrowers are required to so prepay any LIBOR Rate Loans, then concurrently with such prepayment, the Borrowers shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

         4.3 Increased Costs and Reduction of Return.

                  (a) If any Lender determines that due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

                  (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to any Borrower through the Agent, the Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

         4.4 Funding Losses.

         The Borrowers shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

                  (a) the failure of any Borrower to make on a timely basis any payment of principal of any LIBOR Rate Loan;

                  (b) the failure of any Borrower to borrow, continue or convert a Loan after such Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion; or

                  (c) the prepayment or other payment (including after acceleration thereof) of any LIBOR Rate Loans on a day that is not the last day of the relevant Interest Period, except in connection with prepayments or other payments made pursuant to Section 4.2 hereof;

including any such loss of anticipated profit and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

         4.5 Inability to Determine Rates.

         If the Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrowers may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by it. If the Borrowers do not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrowers, in the amount specified in the applicable notice submitted by the Borrowers, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

         4.6 Certificates of Agent.

         If any Lender claims reimbursement or compensation under this Article 4, Agent shall determine the amount thereof and shall deliver to the Borrowers (with a copy to the affected Lender) a certificate setting forth in reasonable detail the amount payable to the affected Lender, and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

         4.7 Survival.

         The agreements and obligations of the Borrowers in this Article 4 shall survive the payment of all other Obligations.

         4.8 Mitigation; Mandatory Assignment.

         Each Lender shall use reasonable efforts to avoid or mitigate any increased cost or suspension of the availability of an interest rate under Sections 4.1 through 4.5 above to the greatest extent practicable (including transferring the Loans to another lending office or Affiliate of a Lender) unless, in the reasonable opinion of such Lender, such efforts would be likely to have an adverse effect upon it. In the event a Lender makes a request to the Borrowers for additional payments in accordance with Section 4.1, 4.2, 4.3 or 4.4, then, provided that no

Default or Event of Default has occurred and is continuing at such time, the Borrowers may, at their own expense (such expense to include, without limitation, any transfer fee payable to the Agent under Section 11.2(a)) and in its sole discretion, require such Lender to transfer and assign in whole (but not in part), without recourse (in accordance with and subject to the terms and conditions of Section 11.2(a)), all of its interests, rights and obligations under this Agreement to an Eligible Assignee which shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (a) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority and (b) the Borrowers or such assignee shall have paid to the assigning Lender in immediately available funds the principal of and interest accrued to the date of such payment on the portion of the Loans hereunder held by such assigning Lender and all other amounts owed to such assigning Lender hereunder, including amounts owed pursuant to Sections 4.1 through 4.5 hereof.


                                    ARTICLE 5
                BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

         5.1 Books and Records.

         Each Borrower shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). Each Borrower shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. Each Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

         5.2 Financial Information.

         The Borrowers shall promptly furnish to each Lender, all such financial information as the Agent shall reasonably request. Without limiting the foregoing, the Borrowers will furnish to the Agent, in sufficient copies for distribution by the Agent to each Lender, in such detail as the Agent or the Lenders shall request, the following:

                  (a) As soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year, consolidated audited balance sheets, and income statements, cash flow statements and changes in stockholders' equity for the Parent and its consolidated Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Parent and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified in any respect of independent certified public accountants selected by the Parent and reasonably satisfactory to the Agent. The Borrowers hereby authorize the Agent, during the existence of a Default or an Event of Default, to communicate directly with their certified public accountants and, by this provision, authorize those accountants to disclose to the Agent any and all financial statements and other supporting financial documents and schedules relating to the Borrowers and to discuss directly with the Agent the finances and affairs of the Borrowers.

                  (b) As soon as available, and in any event within 45 days after the close of each fiscal quarter of the Parent and its consolidated Subsidiaries, a consolidated balance sheet and income statement of the Parent and its consolidated Subsidiaries, as of the end of such fiscal quarter, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal quarter, in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding Fiscal Year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of the chief financial officer of the Parent to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Parent and its consolidated Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from normal year-end audit adjustments.

                  (c) As soon as available, but in any event not later than thirty (30) days after the end of each of month, consolidated unaudited income statements for the Parent and its consolidated Subsidiaries in the form of the monthly management report attached hereto as Exhibit H, for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operations of the Parent and its consolidated Subsidiaries as at the date thereof and for such periods, and, in each case, in comparable form, figures for the corresponding period in the Borrowers' budget, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a) and subject to quarterly and year end adjustments.

                  (d) With each of the audited Financial Statements delivered pursuant to Section 5.2(a), a certificate of the independent certified public accountants that examined such statement to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default with respect to a financial covenant, except for those, if any, described in reasonable detail in such certificate.

                  (e) With each of the annual audited Financial Statements delivered pursuant to Section 5.2(a), and within forty-five (45) days after the end of each fiscal quarter, a certificate of the chief financial officer of the Parent setting forth in reasonable detail the calculations required to establish that the Borrowers were in compliance with the covenants set forth in Sections 7.22 through 7.24 during the period covered in such Financial Statements and as at the end thereof. Within thirty (30) days after the end of each quarter, a certificate of the chief financial officer of the Parent stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date, (B) the Borrowers are, at the date of such certificate, in compliance in all material respects with all of its respective covenants and agreements in this Agreement and the other Loan Documents, (C) no Default or Event of Default then exists or existed during the period covered by the Financial Statements for such month, (D) describing and analyzing in reasonable detail all material trends, changes, and developments in each and all Financial Statements; and (E) explaining the variances of the figures in the corresponding budgets and prior Fiscal Year financial statements; provided, however, notwithstanding the foregoing, it is understood and agreed that delivery of the Parent's applicable Form 10-Q within the time period specified above shall satisfy the requirements of clauses (D) and (E) above. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Borrowers have taken or propose to take with respect thereto.

                  (f) No sooner than sixty (60) days and not less than thirty
         (30) days prior to the beginning of each Fiscal Year, annual forecasts (to include forecasted consolidated balance sheets, income statements and cash flow statements) for the Parent and its Subsidiaries as at the end of and for each quarter of such Fiscal Year.

                  (g) [Reserved].

                  (h) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by any of the Borrowers with the Securities and Exchange Commission under the Exchange Act, and all reports, notices, or statements sent or received by any of the Borrowers to or from the holders of any equity interests of the Parent (other than routine non-material correspondence and reports sent by shareholders of the Parent to the Parent) or any such Subsidiary or of any Debt of any of the Borrowers registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

                  (i) As soon as available, but in any event not later than 30 days after any Borrower's receipt thereof, a copy of all management reports and management letters prepared for the Borrowers by any independent certified public accountants of the Borrowers.

                  (j) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which the Parent makes available to its shareholders.

                  (k) If requested by the Agent, promptly after filing with the IRS, a copy of each tax return filed by the Parent or by any of the other Borrowers.

                  (l) As soon as available, but in any event by Friday following the end of each week, a Borrowing Base Certificate for such week and concurrently therewith, or more frequently if requested by the Agent, a schedule of each Borrower's Accounts created, credits given, cash collected and other adjustments to Accounts made since the date of the last such schedule and the related Borrowing Base Certificate.

                  (m) On a monthly basis, by the 30th day of the following month or, during the existence of a Default or an Event of Default, more frequently if requested by the Agent, an aging of each of the Borrowers' Accounts, together with a reconciliation to the corresponding Borrowing Base and to each of the Borrowers' general ledger.

                  (n) On a monthly basis by the 30th day of the following month or, during the existence of a Default or an Event of Default, more frequently if requested by the Agent, an aging of each of the Borrowers' accounts payable.

                  (o) Upon request, a statement of the balance of each of the Intercompany Accounts.

                  (p) Such other reports as to the Collateral of the Borrowers as the Agent shall reasonably request from time to time.

                  (q) With the delivery of each of the foregoing items in clauses (l) through (p), a certificate of the Parent executed by a Responsible Officer certifying as to the accuracy and completeness thereof.

                  (r) Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of any Borrower or any Subsidiary.

         5.3 Notices to the Lenders.

         Each Borrower shall notify the Agent and the Lenders in writing of the following matters at the following times:

                  (a) Immediately after becoming aware of any Default or Event of Default;

                  (b) Immediately after becoming aware of the assertion by the holder of any capital stock of any Borrower or the holder of any Debt of any Borrower in a face amount in excess of $1,000,000 that a default exists with respect thereto or that such Borrower is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance;

                  (c) Immediately after becoming aware of any event or circumstance which could have a Material Adverse Effect;

                  (d) Immediately after becoming aware of any pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;

                  (e) Immediately after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Parent or any of the other Borrowers in a manner which could reasonably be expected to have a Material Adverse Effect;

                  (f) Immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting the Parent or any other Borrower which could reasonably be expected to have a Material Adverse Effect;

                  (g) Immediately after receipt of any notice of any violation by the Parent or any of its Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted in writing that the Parent or any other Borrower is not in compliance with any Environmental Law or is investigating the Parent's or such other Borrower's compliance therewith;

                  (h) Immediately after receipt of any written notice that the Parent or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that the Parent or any other Borrower is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $1,000,000;

                  (i) Immediately after receipt of any written notice of the imposition of any Environmental Lien against any property of the Parent or any of its Subsidiaries;

                  (j) Any change in any Borrower's name as it appears in the state of its incorporation or other organization, state of incorporation or organization, type of entity, organizational identification number, locations of Collateral, or form of organization, trade names under which such Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto;

                  (k) Within fifteen (15) Business Days after the Parent or any ERISA Affiliate knows or has reason to know, that a non-exempt prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) or violation of the fiduciary responsibility rules with respect to any Plan has occurred or will occur, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto;

                  (l) Upon request, or, in the event that such document reflects a significant change with respect to the matters covered thereby, within three (3) Business Days after the filing thereof with, or the issuance thereof by, the PBGC, the DOL or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series) filed with the PBGC, the DOL or the IRS with respect to each Plan, (ii) a copy of each other filing or notice filed with the PBGC, the DOL or the IRS, with respect to each Plan by either the Parent or any ERISA Affiliate, and (iii) any determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code;

                  (m) Within fifteen (15) Business Days after any changes in the benefits of any existing Plan which increase any Borrower's annual costs with respect thereto by an amount in excess of $2,500,000, or the establishment of any new Plan or the commencement of contributions to any Plan to which the Parent or any ERISA Affiliate was not previously contributing;

                  (n) Promptly after becoming aware of any commercial tort claim (as defined in the UCC) acquired by it;

                  (o) Promptly after becoming aware of any event or fact which could give rise to a material claim by such Borrower for indemnification under any of the Assigned Contracts;

                  (p) Immediately if such Borrower knows or has reason to know that any application or registration relating to any material patent, trademark or copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Borrower's ownership of any material patent, trademark or copyright, its right to register the same, or to keep and maintain the same;

                  (q) Promptly after becoming aware that any of the material patent, trademark or copyright Collateral is infringed upon, or misappropriated or diluted by a third party.

         Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Parent, any other Borrower, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.


                                    ARTICLE 6
                     GENERAL WARRANTIES AND REPRESENTATIONS

         Each Borrower warrants and represents to the Agent and the Lenders as follows:

         6.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents.

         The Borrowers have the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral. The Borrowers have taken all necessary action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by each Borrower, and constitute the legal, valid and binding obligations of each Borrower, enforceable against it in accordance with their respective terms. The Borrowers' execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of the Parent or any of its Subsidiaries, by reason of the terms of (a) any contract, mortgage, lease, agreement, indenture, or instrument to which any Borrower is a party or which is binding upon it, (b) any Requirement of Law applicable to any Borrower or any of its Subsidiaries, or (c) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement of any Borrower.

         6.2 Validity and Priority of Security Interest.

         The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral, except for those Liens identified in clauses (c),
(d) and (e) of the definition of Permitted Liens securing all the Obligations, and enforceable against the Borrowers and all third parties.

         6.3 [Reserved.]

         6.4 Corporate Name; Prior Transactions.

         Each Borrower has not, during the past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business, except as set forth on Schedule 6.4.

         6.5 Organization and Qualification.

         Schedule 6.5 is a correct and complete list of the name and relationship to the Parent of each and all of its Subsidiaries. The Borrowers are (a) duly incorporated or organized and validly existing in good standing under the laws of its state of incorporation or organization set forth on
Schedule 6.5, and (b) qualified to do business and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a material adverse effect on any such Borrowers' business, operations, prospects, property, or condition (financial or otherwise) and (c) has all requisite power and authority to conduct its business and own its property.

         6.6 Financial Statements and Projections.

                  (a) The Parent has delivered to the Agent and the Lenders the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for the Parent and its consolidated Subsidiaries as of June 24, 2001, and for the Fiscal Year then ended, accompanied by the report thereon of the Parent's independent certified public accountants, Ernst & Young LLP. The Parent has also delivered to the Agent and the Lenders the unaudited balance sheet and related statements of income and cash flows for the Parent and its consolidated Subsidiaries as of September 25, 2001. Such financial statements are attached hereto as Exhibit C. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly in all material respects the financial position of the Parent and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended.

                  (b) The Latest Projections when submitted to the Lenders as required herein represent the Borrowers' best estimate of the future financial performance of the Parent and its consolidated Subsidiaries for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Borrowers believe are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lenders.

                  (c) The pro forma balance sheet of the Parent as at September 25, 2001, attached hereto as Exhibit C, presents fairly and accurately the Borrowers' financial condition as at such date after giving effect to the transactions contemplated hereby and assuming the Closing Date had been such date, and has been prepared in accordance with GAAP.

         6.7 Capitalization.

         The Parent's authorized capital stock consists of 500,000,000 shares of common stock, par value $0.10 per share, of which 53,825,533 shares are validly issued and outstanding, fully paid and non-assessable and are owned beneficially and of record on October 28, 2001. Capitalization for each Subsidiary is set forth on Schedule 6.7, attached hereto.

         6.8 Solvency.

         Based upon the financial statements for the fiscal year ended June 24, 2001 and the adjustments made in response thereto, each of the Borrowers is Solvent prior to and after giving effect to the Borrowings to be made on the Closing Date and the issuance of the Letters of Credit to be issued on the Closing Date. The Borrowers, on a consolidated basis, are Solvent prior to and after giving effect to the Borrowings to be made on the Closing Date and the issuance of the Letters of Credit to be issued on the Closing Date and shall remain Solvent during the term of this Agreement. Each Borrower is able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature.

         6.9 Debt.

         After giving effect to the making of the Revolving Loans to be made on the Closing Date, the Borrowers have no Debt, except (a) the Obligations, and
(b) Debt described on Schedule 6.9. None of the holders of Debt owed by any Subsidiary which is not a Borrower has recourse against any Borrower.

         6.10 Distributions.

         Since June 24, 2001, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of the Borrowers, other than Distributions to any Borrower.

         6.11 Real Estate; Leases.

         Schedule 6.11 sets forth, as of the Closing Date, a correct and complete list of all Real Estate owned by the Parent and all Real Estate owned by any other Borrower, all leases and subleases of real or personal property held by any Borrower as lessee or sublessee (other than leases of personal property as to which any Borrower is lessee or sublessee for which the value of such personal property in the aggregate is less than $2,000,000), and all leases and subleases of real or personal property held by any Borrower as lessor, or sublessor. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists. The Borrowers have good and marketable title in fee simple to the Real Estate identified on Schedule 6.11 as owned by the Borrowers, or valid leasehold interests in all Real Estate designated therein as "leased" by the Borrowers and the Borrowers have good, indefeasible, and merchantable title to all of its other property reflected on the June 24, 2001 Financial Statements delivered to the Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof, free of all Liens except Permitted Liens.

         6.12 Proprietary Rights.

         Schedule 6.12 sets forth a correct and complete list of all of the Borrowers' Proprietary Rights. None of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.12. To the best of each Borrower's knowledge, none of the Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights. The Proprietary Rights described on Schedule 6.12 constitute all of the property of such type necessary to the current and anticipated future conduct of the businesses of the Borrowers.

         6.13 Trade Names.

         All trade names or styles under which the Parent or any other Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 6.13.

         6.14 Litigation.

         Except as set forth on Schedule 6.14, there is no pending, or to the best of each Borrower's knowledge threatened, action, suit, proceeding, or counterclaim by any Person, or to the best of each Borrower's knowledge, investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to have a Material Adverse Effect.

         6.15 Labor Disputes.

         Except as set forth on Schedule 6.15, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of the Borrowers, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Borrowers or for any similar purpose, and (d) there is no pending or (to the best of each Borrower's knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Parent or any of the other Borrowers or their employees.

         6.16 Environmental Laws.

                  Except as otherwise disclosed on Schedule 6.16 or except as otherwise would not result in or would not be expected to result in a Material Adverse Effect:

                  (a) The Parent and its Domestic Subsidiaries have complied in all material respects with all Environmental Laws and neither the Parent nor any Domestic Subsidiary nor any of its presently owned real property or presently conducted operations, nor its previously owned real property or prior operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

                  (b) The Parent and its Domestic Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and the Parent and its Domestic Subsidiaries are in compliance with all material terms and conditions of such permits.

                  (c) Neither the Parent nor any of its Domestic Subsidiaries, nor, to the best of the Borrowers' knowledge, any of its predecessors in interest, has in violation of applicable law stored, treated or disposed of any hazardous waste.

                  (d) Neither the Parent nor any of its Domestic Subsidiaries has received any summons, complaint, order or similar written notice indicating that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

                  (e) To the best of each Borrower's knowledge, none of the present or past operations of the Parent and its Domestic Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

                  (f) There is not now, nor to the best of each Borrower's knowledge has there ever been on or in the Real Estate:

                           (i) any underground storage tanks or surface impoundments,

                           (ii)  any asbestos-containing material, or

                           (iii) any polychlorinated biphenyls (PCBs) used in
                  hydraulic oils, electrical transformers or other equipment,

         the presence of which has had or could reasonably be expected to have a Material Adverse Effect.

                  (g) Neither the Parent nor any of its Domestic Subsidiaries has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Contaminant into the environment.

                  (h) Neither the Parent nor any of its Domestic Subsidiaries has entered into any negotiations or settlement agreements with any Person (including the prior owner of its property) imposing material obligations or liabilities on the Parent or any of its Domestic Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

                  (i) None of the products manufactured, distributed or sold by the Parent or any of its Domestic Subsidiaries contain asbestos containing material.

                  (j) No Environmental Lien has attached to the Real Estate.

         6.17 No Violation of Law.

         None of the Borrowers is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

         6.18 No Default.

         None of the Borrowers is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which such Borrower is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

         6.19 ERISA Compliance.

                  Except as specifically disclosed on Schedule 6.19:

                  (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrowers, nothing has occurred which would cause the loss of such qualification.

                  (b) Neither the Parent not any ERISA Affiliate sponsors, maintains or is obligated to make contributions to any Pension Plan or Multi-employer Plan nor has the parent or any ERISA Affiliate sponsored, maintained or contributed to any Pension Plan or Multi-employer Plan at any time during the six (6) year period ending on the date of this Agreement.

                  (c) There are no pending or, to the best knowledge of the Parent or its Domestic Subsidiaries, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no non-exempt prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

         6.20 Taxes.

         The Borrowers have filed all federal and other tax returns and reports required to be filed, and have paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable unless such unpaid taxes and assessments would constitute a Permitted Lien.

         6.21 Regulated Entities.

         No Borrower and no Person controlling any Borrower, is an "Investment Company" within the meaning of the Investment Company Act of 1940. No Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

         6.22 Use of Proceeds; Margin Regulations.

         The proceeds of the Loans are to be used solely to refinance existing Debt, to issue standby and commercial letters of credit and for working capital purposes. Neither the Parent nor any other Borrower is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         6.23 Copyrights, Patents, Trademarks and Licenses, etc.

         Except as set forth on Schedule 6.14, the Borrowers own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, licenses, rights of way, authorizations and other rights that are reasonably necessary for the operation of their businesses, without conflict with the rights of any other Person. To the best knowledge of each Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Parent or any other Borrower infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of each Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         6.24 No Material Adverse Change.

         No Material Adverse Effect has occurred since the latest date of the annual audited Financial Statements previously delivered to the Lenders.

         6.25 Full Disclosure.

         None of the representations or warranties made by the Parent or any other Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Parent or any other Borrower in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Borrowers to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         6.26 Material Agreements.

         Schedule 6.26 hereto sets forth as of the Closing Date all material agreements and contracts to which the Parent or any of the other Borrowers is a party or is bound as of the date hereof.

         6.27 Bank Accounts.

         Schedule 6.27 contains as of the Closing Date a complete and accurate list of all bank accounts maintained by each Borrower with any bank or other financial institution.

         6.28 Governmental Authorization.

         No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrowers of this Agreement or any other Loan Document.

         6.29 Immaterial Subsidiaries.

         No Immaterial Subsidiary has Collateral in excess of $100,000.


                                    ARTICLE 7
                       AFFIRMATIVE AND NEGATIVE COVENANTS

         Each Borrower covenants to the Agent and each Lender that so long as any of the Obligations remain outstanding or this Agreement is in effect:

         7.1 Taxes and Other Obligations.

         Each Borrower shall, and shall cause each of its Domestic Subsidiaries to, (a) file when due all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, so long as the Parent has notified the Agent in writing, neither the Parent nor any of its Subsidiaries need pay any tax, fee, assessment, or governmental charge (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) as to which the Parent or any Subsidiary, as the case may be, has established proper reserves as required under GAAP, and
(iii) the nonpayment of which does not result in the imposition of a Lien (other than a Permitted Lien).

         7.2 Legal Existence and Good Standing.

         Each Borrower shall, and shall cause each of its Domestic Subsidiaries to, maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.

         7.3 Compliance with Law and Agreements; Maintenance of Licenses.

         Each Borrower shall comply, and shall cause each Domestic Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all Environmental Laws). Each Borrower shall obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date. No Borrower shall modify, amend or alter its certificate or articles of incorporation, or its limited liability company operating agreement or limited partnership agreement, as applicable, other than in a manner which does not adversely affect the rights of the Lenders or the Agent.

         7.4 Maintenance of Property; Inspection of Property.

                  (a) Each Borrower shall, and shall cause each of its Domestic Subsidiaries to, maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

                  (b) Each Borrower shall permit representatives and independent contractors of the Agent (at the expense of such Borrower not to exceed three (3) times per year during the initial year of this Agreement and two (2) times per year for each year thereafter, unless an Event of Default has occurred and is continuing) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its officers and independent public accountants, at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to such Borrower; provided, however, when an Event of Default exists, the Agent or any Lender may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

         7.5 Insurance.

                  (a) The Parent shall maintain, and shall cause each of the Borrowers to maintain, with financially sound and reputable insurers having a rating of at least A+ or better by Best Rating Guide, insurance against loss or damage by fire with extended coverage; theft and loss in transit; public liability and third party property damage; fraud or other criminal liability; business interruption; public liability and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business and, with respect to any insurance covering any Collateral, in amounts and under policies reasonably acceptable to the Agent and without exclusions for acts of terrorism or other exclusions not acceptable to the Agent. The Agent acknowledges that, as of the Closing Date, the Borrowers' existing insurance policies and the amounts of coverage provided for therein are acceptable.

                  (b) The Borrowers shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named as an additional insured and with respect to Inventory, as secured party and sole loss payee, in each case in a manner acceptable to the Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of the Parent or any Borrower or the owner of any Real Estate for purposes more hazardous than are permitted by such policy and shall contain such other terms and conditions as Agent shall require. All premiums for such insurance shall be paid by the Borrowers when due, and certificates of insurance and, if requested by the Agent or any Lender, photocopies of the policies, shall be delivered to the Agent, in each case in sufficient quantity for distribution by the Agent to each of the Lenders. If the Borrowers fail to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Required Lenders shall, do so from the proceeds of Revolving Loans.

         7.6 Insurance and Condemnation Proceeds.

         The Borrowers shall promptly notify the Agent and the Lenders of any loss, damage, or destruction to the Collateral, whether or not covered by insurance in excess of $1,000,000. The Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral directly and to apply or remit them as follows: With respect to insurance and condemnation proceeds relating to Collateral, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 3.8.

         7.7 Environmental Laws.

                  (a) Each Borrower shall, and shall cause each of its Domestic Subsidiaries to, conduct its business in compliance with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant. Each Borrower shall, and shall cause each of its Domestic Subsidiaries to, take prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall regularly report to the Agent on such response.

                  (b) The Agent or any Lender may request copies of technical reports prepared by the Borrowers and their communications with any Governmental Authority to determine whether the Borrowers are proceeding reasonably to correct, cure or contest in good faith any alleged non-compliance or environmental liability. The Borrowers shall, at the Agent's or the Required Lenders' request and at the Borrowers' expense, (i) retain an independent environmental engineer acceptable to the Agent to evaluate the site, including tests if appropriate, where the non-compliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Agent, in sufficient quantity for distribution by the Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof, and
         (ii) provide to the Agent and the Lenders a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall increase in any material respect.

         7.8 Compliance with ERISA; Pension and Multi-employer Plans.

         Each Borrower shall, and shall cause each of its ERISA Affiliates to:
(a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) not engage in a non-exempt prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) or violation of the fiduciary responsibility rules with respect to any Plan which could not reasonably be expected to result in a Material Adverse Effect. Neither the Parent nor any ERISA Affiliate shall adopt, sponsor, maintain or become obligated to make contributions to any Pension Plan or Multi-employer Plan.

         7.9 Mergers, Consolidations or Sales.

         No Borrower shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except (a) for sales of Inventory in the ordinary course of its business, (b) for sales or other dispositions of Equipment and other assets (other than Collateral included in the Borrowing Base and the proceeds thereof) in the ordinary course of business that are obsolete or no longer used or required by such Borrower in its business, (c) for mergers or consolidations of one Borrower with or into another Borrower, (d) for mergers or consolidations of any Subsidiary with or into another Subsidiary; provided that if one of such Subsidiaries is a Borrower, then such Borrower shall be the surviving entity,
(e) for the sale of the Corporate Headquarters, (f) the sale of Cimtec Automation, Inc. and (g) for sales of Accounts to Factors pursuant to the Factoring Agreements.

         7.10 Distributions; Capital Change; Restricted Investments.

         No Borrower shall (a) directly or indirectly declare or make, or incur any liability to make Distributions (provided, however, (x) Distributions may be made to the Parent or any Borrower from any of its Subsidiaries and (y) Distributions may be made by the Parent so long as (i) the aggregate amount of all such Distributions in any calendar year, commencing with the year 2002, shall not exceed $10,000,000, (ii) the aggregate amount of all such Distributions during the term of this Agreement shall not exceed $25,000,000,
(iii) except as provided in the proviso immediately below, Availability shall be at least $25,000,000 after giving effect thereto, (iv) the Fixed Charge Coverage Ratio shall not be less than 1.0 to 1.0, after giving effect to the making of such Distributions on a pro forma basis and (v) no Default or Event of Default shall exist prior to or immediately after the making of any such Distributions; provided, however, that if Availability would be less than $25,000,000 but greater than or equal to $10,000,000 after giving effect to the making of any such Distributions, notwithstanding the foregoing, such Distributions by the Parent may be made in accordance with and subject to the other requirements of this clause (y) if after giving effect to the making thereof, the Fixed Charge Coverage Ratio would not be less than 1.10 to 1.0 and the Leverage Ratio would not be greater than 5.0 to 1.0, determined on a pro forma basis), (b) make any change in its capital structure which could have a Material Adverse Effect or (c) make any Restricted Investments. For purposes of clause
(y) of this Section 7.10, "pro forma basis" shall mean that compliance with the financial covenants referred to in this Section 7.10 shall be determined on the basis of the financial statements and related numbers for the four consecutive fiscal quarters ending with the fiscal quarter immediately preceding the date on which any such Distributions are to be made and giving effect to the making of such Distributions as if they were made on the first day of the four consecutive fiscal quarters ending with such fiscal quarter.

         7.11 Transactions Affecting Collateral or Obligations.

         No Borrower shall enter into any transaction which would be reasonably expected to have a Material Adverse Effect.

         7.12 Guaranties.

         Without the prior consent of the Majority Lenders, no Borrower shall make, issue, or become liable on any Guaranty, except Guaranties of the Obligations in favor of the Agent.

         7.13 Debt.

         No Borrower shall incur or maintain any Debt, other than: (a) the Obligations; (b) Debt described on Schedule 6.9; (c) Capital Leases of Equipment and purchase money secured Debt incurred to purchase Equipment provided that (i) Liens securing the same attach only to the Equipment acquired by the incurrence of such Debt, and (ii) the aggregate amount of such Debt (including Capital Leases) outstanding does not exceed $45,000,000 at any time; (d) Debt evidencing a refunding, renewal or extension of the Debt described on Schedule 6.9; provided that (i) the principal amount thereof is not increased, (ii) the Liens, if any, securing such refunded, renewed or extended Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refunded, renewed or extended, (iii) no Person that is not an obligor or guarantor of such Debt as of the Closing Date shall become an obligor or guarantor thereof, and
(iv) the terms of such refunding, renewal or extension are no less favorable to the Borrowers, the Agent or the Lenders than the original Debt; (e) Derivative Obligations of the Borrowers in respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes; (f) Debt of the Borrowers arising under the Indenture in an aggregate principal amount not to exceed $250,000,000 at any one time during the term of this Agreement and renewals and refinancings thereof on terms and conditions no less favorable to the Borrowers than the terms and conditions contained in the Indenture and in a principal amount not in excess of the principal balance outstanding under the Indenture at the time of such refinancing, (g) mortgage Debt not to exceed $8,500,000 incurred to finance the purchase of the Corporate Headquarters and (h)(i) unsecured Debt in connection with Permitted Acquisitions on terms and conditions satisfactory to the Agent and the Majority Lenders and (ii) secured Debt in connection with Permitted Acquisitions that is fully subordinated to the Obligations hereunder, is secured only by property newly-acquired in connection with the related Permitted Acquisition and is otherwise on terms and conditions satisfactory to the Agent and the Majority Lenders, provided, however, that in either case no such Debt shall be permitted unless (A) except as provided in the proviso immediately below, Availability shall be at least $25,000,000 after giving effect to the incurrence of such Debt, (B) the Fixed Charge Coverage Ratio shall not be less than 1.0 to 1.0, after giving effect to the incurrence of such Debt on a pro forma basis and (C) no Default or Event of Default shall exist prior to or immediately after the incurrence of any such Debt; provided, further, that if Availability would be less than $25,000,000 but greater than or equal to $10,000,000 after giving effect to the incurrence of such Debt, notwithstanding the foregoing, such Debt may be incurred in accordance with and subject to the other requirements of this clause (h)(i) or (ii) if after giving effect to the incurrence thereof, the Fixed Charge Coverage Ratio would not be less than 1.10 to 1.0 and the Leverage Ratio would not be greater than 5.0 to 1.0, determined on a pro forma basis. For purposes of clause (h) of this Section 7.13, "pro forma basis" shall mean that compliance with the financial covenants referred to in this Section 7.13 shall be determined on the basis of the financial statements and related numbers for the four consecutive fiscal quarters ending with the fiscal quarter immediately preceding the date on which any such Debt is to be incurred and giving effect to the incurrence of such Debt and the consummation of the related Permitted Acquisition as if they occurred on the first day of the four consecutive fiscal quarters ending with such fiscal quarter.

         7.14 Prepayment.

         No Borrower shall voluntarily prepay any Debt, except (i) the Obligations in accordance with the terms of this Agreement and (ii) provided no Default or Event of Default exists prior to or immediately after the making of such prepayments, Debt payments not to exceed $2,000,000 in the aggregate in any fiscal year.

         7.15 Transactions with Affiliates.

         Except as set forth below, no Borrower shall, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, while no Event of Default has occurred and is continuing, any Borrower may engage in transactions with Affiliates in the ordinary course of business consistent with past practices, in amounts and upon terms no less favorable to such than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate. Upon the occurrence of an Event of Default and during the continuation thereof, no Borrower shall engage in such affiliate transactions unless such Borrower has previously notified the Agent and obtained the Agent's prior consent to such transaction, such consent not to be unreasonably withheld.

         7.16 Investment Banking and Finder's Fees.

         No Borrower shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement. The Borrowers shall defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person that the Borrowers are obligated to pay for any such fees, and all costs and expenses (including attorneys' fees) incurred by the Agent and/or any Lender in connection therewith.

         7.17 Business Conducted.

         Without the prior consent of the Majority Lenders, no Borrower shall engage directly or indirectly, in any line of business other than the businesses in which the Borrowers are engaged on the Closing Date and any other similar or related businesses.

         7.18 Liens.

         No Borrower shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens, and Liens, if any, in effect as of the Closing Date described in Schedule
6.9 securing Debt described in Schedule 6.9 and Liens securing Capital Leases and purchase money Debt permitted in Section 7.13.

         7.19 Sale and Leaseback Transactions.

         No Borrower shall, directly or indirectly, enter into any arrangement with any Person providing for such Borrower to lease or rent property that the Parent or any of its Subsidiaries has sold or will sell or otherwise transfer to such Person unless no Default or Event of Default has occurred and is continuing or would occur as a result of such transaction.

         7.20 Subsidiaries.

         Each Borrower shall cause any Domestic Subsidiary acquired or formed after the Closing Date (other than an Immaterial Subsidiary) to become a Borrower hereunder and to pledge its assets constituting Collateral in favor of the Agent as provided in the Security Agreement by becoming a party to a Joinder Agreement. If any Immaterial Subsidiary ceases to be an Immaterial Subsidiary, then the Borrowers shall cause such Subsidiary to become a Borrower hereunder and to pledge its assets in favor of the Agent as provided in the Security Agreement by becoming a party to a Joinder Agreement.

         7.21 Fiscal Year.

         No Borrower shall change its Fiscal Year.

         7.22 Capital Expenditures.

         The Borrowers shall not make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Borrowers on a consolidated basis would exceed during any Fiscal Year the sum of
(i) $30,000,000 plus (ii) seventy-five percent (75%) of the unused amount available for Capital Expenditures under this Section 7.22 for the immediately preceding Fiscal Year (excluding any carry forward available from prior Fiscal Years and excluding the purchase price paid by the Borrowers for the Corporate Headquarters up to $8,500,000 unless such property is not resold by the Borrowers to a third party within six months following the initial purchase thereof by the Borrowers).

         7.23 Fixed Charge Coverage Ratio.

         If Availability is less than $25,000,000 at any time during any fiscal quarter, the Borrowers will maintain a Fixed Charge Coverage Ratio of not less than 1.1 to 1.0 as of the last day of each such fiscal quarter.

         7.24 Leverage Ratio.

         If Availability is less than $25,000,000 at any time during any fiscal quarter, the Borrowers will maintain a Leverage Ratio of not greater than 5.0 to
1.0 as of the last day of each such fiscal quarter.

         7.25 Use of Proceeds.

         No Borrower shall, or shall suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of a Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

         7.26 Interest Rate Protection.

         The Borrowers shall, within 120 days of the Closing Date and continuing thereafter until all Obligations are paid in full and the Commitments have been terminated, maintain Hedge Agreements on terms acceptable to the Agent, with financial institution(s) reasonably acceptable to the Agent, the effect of which shall be to limit the interest rate payable by the Borrowers with respect to at least thirty percent (30%) of the initial Borrowings under this Agreement.

         7.27 Bank Accounts.

         Without the prior consent of the Agent, neither the Parent nor any other Borrower shall open, maintain or otherwise have any checking, savings or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than the accounts set forth on Schedule 6.27 hereto, on and after the Closing Date, except for such other accounts which are subject to a tri-party lockbox or other blocked account agreement satisfactory to the Agent or which do not have a balance in excess of $100,000 in the aggregate at any time. All such deposit accounts, other than payroll accounts, shall be under the sole dominion and control of the Agent in accordance with the provisions of the Security Agreement.

         7.28 Factoring Credit Balances and Inventory.

         As of the date of each Borrowing Base Certificate delivered to Agent, each Factoring Credit Balance listed thereon as an Eligible Factoring Credit Balance shall be an Eligible Factoring Credit Balance and all Inventory listed thereon as Eligible Inventory shall be Eligible Inventory. No Borrower has made, or will make, any agreement with any Factor for any extension of time for the payment of any Factoring Credit Balance, any compromise or settlement for less than the full amount thereof, any release of any Factor from liability therefor, or any deduction therefrom except a discount or allowance for prompt or early payment allowed by such Borrower in the ordinary course of its business consistent with historical practice and as previously disclosed to Agent in writing. Schedule 7.28 sets forth each contract of each Borrower with any Factor which gives such Factor the right (under such contract, under common law or otherwise) to offset any Accounts for Borrowers' failure to perform under such contract and each Borrower has obtained an offset waiver for each such contract in form and substance satisfactory to Agent. With respect to the Factoring Credit Balances pledged as collateral pursuant to any Loan Document (a) the amounts shown on all invoices, statements and reports which may be delivered to the Agent with respect thereto are actually and absolutely owing to the relevant party as indicated thereon and are not in any way contingent; (b) no payments have been or shall be made thereon except payments immediately delivered to the applicable accounts described in Schedule 6.27 or the Agent as required hereunder or under the Security Agreement; and (c) to each Borrower's knowledge all Factors have the capacity to contract. A Borrower shall notify Agent promptly of any event or circumstance which to such Borrower's knowledge would cause Agent to consider any then existing Factoring Credit Balance or Inventory as no longer constituting Eligible Factoring Credit Balances or Eligible Inventory, as the case may be.

         7.29 Modification of Agreements.

         (a) The Parent shall not, nor shall it permit any other Borrower to, amend, restate, supplement, modify or terminate the Indenture or any agreement, document or instrument relating thereto without the prior written consent of the Agent and the Majority Lenders. The Parent shall not, nor shall it permit any other Borrower to, terminate any Factoring Agreement without the prior written consent of the Agent and the Majority Lenders. The Parent shall not, nor shall it permit any other Borrower to, amend or modify any Factoring Agreement or any agreement, document or instrument relating thereto in any material respect that would adversely affect the interests of the Lenders hereunder without the prior written consent of the Agent and the Majority Lenders. For purposes of this Agreement, but without limiting the foregoing, a change in the rate of interest or commissions, fees or collection days charged by a Factor under a Factoring Agreement shall not be deemed a material term of such Factoring Agreement.

         (b) No Borrower will amend, supplement or otherwise modify the terms of its organizational documents in any manner adverse to the Lenders without the prior written consent of the Agent and the Majority Lenders.

         7.30 Restrictions on Subsidiary Distributions.

         The Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Parent or any Subsidiary, or pay any Debt owed to the Parent or any Subsidiary, (b) make loans or advances to the Parent or any of its Subsidiaries, or (c) transfer any of its properties or assets to a Borrower, except for such encumbrances or restrictions existing under or by reason of applicable laws or the Agreement.

         7.31 Factors.

         The Borrowers shall not change any of their Factors without the prior written consent of the Agent, such consent not to be unreasonably withheld.

         7.32 Further Assurances.

         The Borrowers shall execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents. Upon the purchase of the Corporate Headquarters by one or more of the Borrowers, the Borrowers shall simultaneously therewith grant to the Agent for the benefit of the Lenders a mortgage on the Corporate Headquarters to secure the Obligations, in form and substance satisfactory to the Agent, accompanied by adequate title insurance, flood certification, survey and such other typical real estate financing requirements as the Agent may request.


                                    ARTICLE 8
                              CONDITIONS OF LENDING

         8.1 Conditions Precedent to Making of Loans on the Closing Date.

         The obligation of the Lenders to make the initial Revolving Loans on the Closing Date, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit on the Closing Date, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:

                  (a) This Agreement and the other Loan Documents (other than the Borrowers' Ex-Im Agreement and other documents relating specifically to Ex-Im Bank Revolving Loans) shall have been executed by each party thereto and the Borrowers shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Borrowers before or on such Closing Date.

                  (b) Upon making the Revolving Loans (including such Revolving Loans made to finance the Agent Fees or otherwise as reimbursement for fees, costs and expenses then payable under this Agreement) and with all its obligations current, the Borrowers shall have Availability of at least $25,000,000.

                  (c) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as if made on such date.

                  (d) No Default or Event of Default shall have occurred and be continuing after giving effect to the Loans to be made and the Letters of Credit to be issued on the Closing Date.

                  (e) The Agent and the Lenders shall have received such opinions of counsel for the Borrowers as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel and shall include among other things, an opinion that this Agreement does not cause a violation under the Indenture.

                  (f) The Agent shall have received:

                           (i) acknowledgment copies of proper financing
                  statements, duly filed on or before the Closing Date under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent's Liens; and

                           (ii) duly executed UCC-3 Termination Statements and
                  such other instruments, in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the Property of the Borrowers except Permitted Liens.

                  (g) The Borrowers shall have paid all fees and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

                  (h) The Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement with satisfactory insurance certificates naming the Agent as loss payee or additional insured, as appropriate.

                  (i) The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Borrowers and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and the Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects.

                  (j) All proceedings taken in connection with the execution of this Agreement, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders.

                  (k) The completion by the Agent of its due diligence in connection with the Loan Documents, with the results thereof being acceptable to the Agent.

                  (l) The Agent shall have received evidence satisfactory to it that all of the Debt of the Borrowers under the Existing Credit Agreement and the Wachovia Asset Securitization has been paid in full (or will be paid in full with the proceeds of the initial Loans made hereunder), all documents executed or delivered in connection therewith have been terminated and all Liens granted in connection therewith have been released or are agreed to be released upon such repayment in full.

                  (m) The Agent shall have received (a) a statement of sources and uses of funds covering all payments reasonably expected to be made by the Borrowers in connection with the transactions contemplated by the Loan Documents to be consummated on the Closing Date, including an itemized estimate of all fees, expenses and other closing costs and (b) payment instructions with respect to each wire transfer to be made by the Agent on behalf of the Lenders or the Borrowers on the Closing Date setting forth the amount of such transfer, the purpose of such transfer, the name and number of the account to which such transfer is to be made, the name and ABA number of the bank or other financial institution where such account is located and the name and telephone number of an individual that can be contacted to confirm receipt of such transfer.

                  (n) Receipt by the Agent of an Account Designation Letter.

                  (o) Without limiting the generality of the items described above, the Borrowers and each Person guarantying or securing payment of the Obligations shall have delivered or caused to be delivered to the Agent (in form and substance reasonably satisfactory to the Agent), the financial statements, instruments, resolutions, documents, agreements, certificates, opinions and other items set forth on the "Closing Checklist" delivered by the Agent to the Borrowers prior to the Closing Date.

         The acceptance by the Borrowers of any Loans made or Letters of Credit issued on the Closing Date shall be deemed to be a representation and warranty made by the Borrowers to the effect that all of the conditions precedent to the making of such Loans or the issuance of such Letters of Credit have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the Parent on behalf of the Borrowers, dated the Closing Date, to such effect.

         Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 8.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 8.1, and (iii) all documents sent to such Lender for approval consent, or satisfaction were acceptable to such Lender.

         8.2 Conditions Precedent to Each Loan.

         The obligation of the Lenders to make each Loan, including the initial Revolving Loans on the Closing Date, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

                  (a) The following statements shall be true, and the acceptance by the Borrowers of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i), (ii) and (iii) with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

                           (i) The representations and warranties contained in
                  this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by the Borrowers that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty; and

                           (ii) No event has occurred and is continuing, or
                  would result from such extension of credit, which constitutes a Default or an Event of Default.

                  (b) No such Borrowing shall exceed Availability, provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing the Bank or the Agent for such Lenders' Pro Rata Share of any Ex-Im Bank Revolving Loans, Non-Ratable Loan or Agent Advance made in accordance with the provisions of Sections 1.2(h) and (i).


                                    ARTICLE 9
                                DEFAULT; REMEDIES

         9.1 Events of Default.

         It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

                  (a) any failure by any Borrower to pay the principal of or interest or premium on any of the Obligations or any fee or other amount owing hereunder when due, whether upon demand or otherwise and, with respect only to the failure to pay interest, such failure shall continue for three (3) days or more;

                  (b) any representation or warranty made or deemed made by any Borrower in this Agreement or by any Borrower in any of the other Loan Documents, any Financial Statement, or any certificate furnished by the Parent or any other Borrower at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

                  (c) (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 7.2, 7.5, 7.9-7.27, or Section 11 of the Security Agreement,
         (ii) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2 or 5.3 and such default shall continue for five (5) days or more, or, if such default is capable of being cured, five (5) days following the Borrowers' receipt of notice of the occurrence of any such Event of Default from any Lender or the Agent or following the date on which any Borrower obtained knowledge thereof; or (iii) any default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement or any other Loan Document, any other Loan Documents, or any other agreement entered into at any time to which any Borrower and the Agent or any Lender are party (including in respect of any Bank Products) and such default shall continue for fifteen (15) days or more, or, if such default is capable of being cured, fifteen (15) days following the Borrowers' receipt of notice of the occurrence of any such Event of Default from any Lender or the Agent or following the date on which any Borrower obtained knowledge thereof;

                  (d) any default shall occur with respect to any Debt (other than the Obligations) of any Borrower in an outstanding principal amount which exceeds $5,000,000, or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by any Borrower, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

                  (e) the Parent or any other Borrower shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or
         (iv) be unable generally to pay its debts as they become due;

                  (f) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of the Parent or any other Borrower or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and such petition or proceeding shall not be dismissed within thirty (30) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

                  (g) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for the Parent or any other Borrower or for all or any part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the property of the Parent or any other Borrower;

                  (h) the Parent or any other Borrower shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

                  (i) all or any material part of the property of the Parent or any other Borrower shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of the Parent or such other Borrower shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

                  (j) any Loan Document shall be terminated, revoked or declared void or invalid or unenforceable or challenged by any Borrower;

                  (k) one or more judgments, orders, decrees or arbitration awards is entered against any Borrower involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, in an amount equal to the lesser of fifty percent (50%) of Availability or $5,000,000, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

                  (l) any loss, theft, damage or destruction of any item or items of Collateral or other property of the Parent or any Borrower occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

                  (m) there is filed against the Parent or any other Borrower any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer

         Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

                  (n) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent's Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

                  (o) there occurs a Change of Control; or

                  (p) there occurs an event having a Material Adverse Effect.

         9.2 Remedies.

                  (a) If a Default or an Event of Default exists, the Agent may, in its discretion, and shall, at the direction of the Required Lenders, do one or more of the following at any time or times and in any order, upon notice to or demand on any Borrower: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts and/or Eligible Inventory used in computing the Borrowing Base, or reduce one or more of the other elements used in computing the Borrowing Base;
         (ii) restrict the amount of or refuse to make Revolving Loans; and
         (iii) restrict or refuse to provide Letters of Credit or Credit Support. If an Event of Default exists, the Agent shall, at the direction of the Required Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, upon notice to or demand on the
         Borrowers: (A) terminate the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 9.1(e), 9.1(f), 9.1(g), or 9.1(h), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; (C) require the Borrowers to cash collateralize all outstanding Letter of Credit Obligations; and (D) pursue its other rights and remedies under the Loan Documents and applicable law.

                  (b) If an Event of Default has occurred and is continuing: (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents and the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on any Borrower's premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrowers shall, upon the Agent's demand, at the Borrowers' cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Borrower agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to each Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) Business Days prior to such action to each Borrower's address specified in or pursuant to Section 14.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to any Borrower. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Borrower irrevocably waives: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each Borrower agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, the Borrowers' labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrowers' rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations. The Agent will return any excess to the Borrowers and the Borrowers shall remain liable for any deficiency.

                  (c) If an Event of Default occurs, each Borrower hereby waives all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing.


                                   ARTICLE 10
                              TERM AND TERMINATION

         10.1 Term and Termination.

         The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. The Agent upon direction from the Required Lenders may terminate this Agreement upon the occurrence of an Event of Default by the giving of such notice as may be required pursuant to Section 9.2(a). Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Borrowers shall immediately arrange for the cancellation and return of Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in immediately available funds, the Borrowers shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder or under any other Loan Document, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including the Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).


                                   ARTICLE 11
                      AMENDMENTS; WAIVERS; PARTICIPATIONS;
                             ASSIGNMENTS; SUCCESSORS

         11.1 Amendments and Waivers.

                  (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrowers therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) and the Borrowers and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrowers and acknowledged by the Agent, do any of the following:

                           (i) increase or extend the Commitment of any Lender;

                           (ii) postpone or delay any date fixed by this
                  Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                           (iii) reduce the principal of, or the rate of
                  interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                           (iv) change the percentage of the Commitments or of
                  the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

                           (v) increase any of the percentages set forth in the
                  definition of the Borrowing Base;

                           (vi) amend this Section or any provision of this
                  Agreement providing for consent or other action by all Lenders;

                           (vii) release any Guaranties of the Obligations or
                  release Collateral other than as permitted by Section 12.11;

                           (viii) change the definitions of "Majority Lenders"
                  or "Required Lenders"; or

                           (ix) increase the Maximum Revolver Amount or Letter
                  of Credit Subfacility;

provided, however, the Agent may, in its sole discretion and notwithstanding the limitations contained in clauses (v) and (ix) above and any other terms of this Agreement, make Agent Advances in accordance with Section 1.2(i) and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document and provided further, that Schedule 1.2 hereto (Commitments) may be amended from time to time by Agent alone to reflect assignments of Commitments in accordance herewith. Notwithstanding the limitations contained in Section 11.1(a) above, the Lenders acknowledge that the Borrowers intend to apply to the Ex-Im Bank for qualification under the Ex-Im Bank Working Capital Guarantee Program after the Closing Date. To the extent the Agent approves the form of the documents governing Borrowers' application, Lenders to this Agreement as of the date of such approval shall execute any amendments without any amendment fee that may be necessary in the reasonable discretion of Agent to this Agreement and to the other Loan Documents to enable the Agent and the Lenders to make Ex-Im Bank Revolving Loans to the Borrowers on the terms contained herein and in the Borrowers' Ex-Im Agreement (provided however, that in no event shall the provisions of such documents amend or eliminate the ten percent (10%) reserve requirement relating to Ex-Im Bank Revolving Loans set forth in clause (i) in the definition of "Reserves").

                  (b) If any fees are paid to the Lenders as consideration for amendments, waivers or consents with respect to this Agreement, at Agent's election, such fees may be paid only to those Lenders that agree to such amendments, waivers or consents within the time specified for submission thereof.

                  (c) If, in connection with any proposed amendment, waiver or consent (a "Proposed Change"):

                           (i) requiring the consent of all Lenders, the consent
                  of Required Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clause (ii) below being referred to as a "Non-Consenting Lender"), or

                           (ii) requiring the consent of Required Lenders, the
                  consent of Majority Lenders is obtained,

then, so long as the Agent is not a Non-Consenting Lender, at the Borrowers' request, the Agent or an Eligible Assignee shall have the right (but not the obligation) with the Agent's approval, to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all the Non-Consenting Lenders' Commitments for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to Assignment and Acceptance Agreement(s), without premium or discount.

         11.2 Assignments; Participations.

                  (a) Any Lender may, with the written consent of the Agent (which consent shall not be unreasonably withheld), assign and delegate to one or more Eligible Assignees (provided that no consent of the Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $5,000,000; provided, however, that the Borrowers and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrowers and the Agent an Assignment and Acceptance in the form of Exhibit F ("Assignment and Acceptance") together with any note or notes subject to such assignment and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,500. The Borrowers agree to promptly execute and deliver new promissory notes and replacement promissory notes as reasonably requested by the Agent to evidence assignments of the Loans and Commitments in accordance herewith.

                  (b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and
         (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by the Borrowers to the Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) Immediately upon satisfaction of the requirements of
         Section 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                  (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrowers (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrowers and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except the matters set forth in Section 11.1(a) (i), (ii) and (iii), and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation.

                  (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal

         Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.


                                   ARTICLE 12
                                    THE AGENT

         12.1 Appointment and Authorization.

         Each Lender hereby designates and appoints Bank as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article 12. The provisions of this Article 12 are solely for the benefit of the Agent and the Lenders and the Borrowers shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, (b) the making of Agent Advances pursuant to
Section 1.2(i), and (c) the exercise of remedies pursuant to Section 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

         12.2 Delegation of Duties.

         The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

         12.3 Liability of Agent.

         None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrowers or Affiliate of any Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrowers or any of the Borrowers' Affiliates.

         12.4 Reliance by Agent.

         The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or all Lenders if so required by Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

         12.5 Notice of Default.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

         12.6 Credit Decision.

         Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrowers and their Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of any of the Agent-Related Persons.

         12.7 Indemnification.

         Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in
Section 14.11; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

         12.8 Agent in Individual Capacity.

         The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Parent and its Subsidiaries and Affiliates as though the Bank were not the Agent hereunder and without notice to or consent of the Lenders. The Bank or its Affiliates may receive information regarding the Parent, each

Borrower, its Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of Parent or any other Borrower) and the Lenders acknowledge that the Bank shall be under no obligation to provide such information to them. With respect to its Loans, the Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include the Bank in its individual capacity.

         12.9 Successor Agent.

         The Agent may resign as Agent upon at least 30 days' prior notice to the Lenders and the Borrowers, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. In the event the Bank sells all of its Commitment and Revolving Loans as part of a sale, transfer or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. Subject to the foregoing, if the Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         12.10 Withholding Tax.

                  (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

                           (i) if such Lender claims an exemption from, or a
                  reduction of, withholding tax under a United States of America tax treaty, properly completed IRS Forms W-8BEN and W-8ECI before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                           (ii) if such Lender claims that interest paid under
                  this Agreement is exempt from United States of America withholding tax because it is effectively connected with a United States of America trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                           (iii) such other form or forms as may be required
                  under the Code or other laws of the United States of America as a condition to exemption from, or reduction of, United States of America withholding tax.

Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States of America tax treaty by providing IRS Form FW-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

                  (c) If any Lender claiming exemption from United States of America withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                  (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                  (e) If the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

         12.11 Collateral Matters.

                  (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Liens upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all

         Loans and reimbursement obligations in respect of Letters of Credit and Credit Support, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of in compliance with Section 7.9 (including the sale of the Corporate Headquarters); provided, that the Borrowers shall promptly notify the Agent of any sale or disposition of such property having a value in excess of $2,000,000, (iii) constituting property in which the Borrowers owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to a Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Lenders; provided that the Agent may, in its discretion, release the Agent's Liens on Collateral valued in the aggregate not in excess of $500,000 during each Fiscal Year without the prior written authorization of the Lenders and the Agent may release the Agent's Liens on Collateral valued in the aggregate not in excess of $1,000,000 during each Fiscal Year with the prior written authorization of Required Lenders. Upon request by the Agent or the Borrowers at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this Section 12.11.

                  (b) Upon receipt by the Agent of any authorization required pursuant to Section 12.11(a) from the Lenders of the Agent's authority to release Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days prior written request by the Borrowers, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrowers in respect of) all interests retained by the Borrowers, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                  (c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrowers or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

         12.12 Restrictions on Actions by Lenders; Sharing of Payments.

                  (a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to the Borrowers or any accounts of the Borrowers now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against the Borrowers, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

                  (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of the Borrowers to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or
         (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (A) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

         12.13 Agency for Perfection.

         Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Agent's security interest in assets which, in accordance with
Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

         12.14 Payments by Agent to Lenders.

         All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Closing Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans or otherwise. Unless the Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

         12.15 Settlement.

                  (a) (i) Each Lender's funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, the Bank, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, including the Ex-Im Bank Revolving Loans, the Non-Ratable Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                           (ii) The Agent shall request settlement
                  ("Settlement") with the Lenders on at least a weekly basis, or on a more frequent basis at Agent's election, (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan,
                  (B) Ex-Im Bank Revolving Loans, (C) for itself, with respect to each Agent Advance, and (D) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 12:00 noon (Charlotte, North Carolina time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than the Bank, in the case of Ex-Im Bank Revolving Loans, Non-Ratable Loans and the Agent in the case of Agent Advances) shall transfer the amount of such Lender's Pro Rata Share of the outstanding principal amount of the Ex-Im Bank Revolving Loans, Non-Ratable Loans and Agent Advances with respect to each Settlement to the Agent, to Agent's account, not later than 2:00 p.m. (Charlotte, North Carolina time), on the Settlement Date applicable thereto. Settlements may occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article 8 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Ex-Im Bank Revolving Loans, Non-Ratable Loan or Agent Advance and, together with the portion of such Ex-Im Bank Revolving Loans, Non-Ratable Loan or Agent

                  Advance representing the Bank's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans (A) on behalf of the Bank, with respect to each outstanding Ex-Im Bank Revolving Loan or Non-Ratable Loan, and (B) for itself, with respect to each Agent Advance.

                           (iii) Notwithstanding the foregoing, not more than
                  one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a Ex-Im Bank Revolving Loan, Non-Ratable Loan or Agent Advance), each other Lender
                  (A) shall irrevocably and unconditionally purchase and receive from the Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Ex-Im Bank Revolving Loan, Non-Ratable Loan or Agent Advance equal to such Lender's Pro Rata Share of such Ex-Im Bank Revolving Loan, Non-Ratable Loan or Agent Advance and (B) if Settlement has not previously occurred with respect to such Ex-Im Bank Revolving Loans, Non-Ratable Loans or Agent Advances, upon demand by Bank or Agent, as applicable, shall pay to Bank or Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender's Pro Rata Share of such Ex-Im Bank Revolving Loans, Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Revolving Loans.

                           (iv) From and after the date, if any, on which any
                  Lender purchases an undivided interest and participation in any Ex-Im Bank Revolving Loan, Non-Ratable Loan or Agent Advance pursuant to clause (iii) above, the Agent shall promptly distribute to such Lender, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Ex-Im Bank Revolving Loan, Non-Ratable Loan or Agent Advance.

                           (v) Between Settlement Dates, the Agent, to the
                  extent no Agent Advances are outstanding, may pay over to the Bank any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Bank's Revolving Loans including Ex-Im Bank Revolving Loans and Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank's

                  Revolving Loans (other than to Ex-Im Bank Revolving Loans, Non-Ratable Loans or Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to clause (iii) above), as provided for in the previous sentence, the Bank shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Bank with respect to Ex-Im Bank Revolving Loans and Non-Ratable Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Ex-Im Bank Revolving Loans, Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Agent and the other Lenders.

                           (vi) Unless the Agent has received written notice
                  from a Lender to the contrary, the Agent may assume that the applicable conditions precedent set forth in Article 8 have been satisfied and the requested Borrowing will not exceed Availability on any Funding Date for a Revolving Loan, Ex-Im Bank Revolving Loan or Non-Ratable Loan.

                  (b) Lenders' Failure to Perform. All Revolving Loans (other than Ex-Im Bank Revolving Loans, Non-Ratable Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and
         (iii) the obligations of each Lender hereunder shall be several, not joint and several.

                  (c) Defaulting Lenders. Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent that Lender's Pro Rata Share of a Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date. Furthermore, the Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If any Lender has not transferred its full Pro Rata Share to the Agent in immediately available funds and the Agent has transferred the corresponding amount to the Borrowers on the Business Day following such Funding Date that Lender shall make such amount available to the Agent, together with interest at the Federal Funds Rate for that day. A notice by the Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If each Lender's full Pro Rata Share is transferred to the Agent as required, the amount transferred to the Agent shall constitute that Lender's Revolving Loan for all purposes of this Agreement.

         If that amount is not transferred to the Agent on the Business Day following the Funding Date and the Agent has provided such funds to the Borrowers, the Agent will notify the Borrowers of such failure to fund and, upon demand by the Agent, the Borrowers shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising that particular Borrowing. The failure of any Lender to make any Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of its obligation hereunder to make a Revolving Loan on that Funding Date. No Lender shall be responsible for any other Lender's failure to advance such other Lenders' Pro Rata Share of any Borrowing.

                  (d) Retention of Defaulting Lender's Payments. The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. In its discretion, the Agent may loan Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so loaned to the Borrowers shall bear interest at the rate applicable to Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender". Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (A) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and
         (B) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrowers of their duties and obligations hereunder.

                  (e) Removal of Defaulting Lender. At the Borrowers' request, the Agent or an Eligible Assignee reasonably acceptable to the Agent and the Borrowers shall have the right (but not the obligation) to purchase from any Defaulting Lender, and each Defaulting Lender shall, upon such request, sell and assign to the Agent or such Eligible Assignee, all of the Defaulting Lender's outstanding Commitments hereunder. Such sale shall be consummated promptly after Agent has arranged for a purchase by Agent or an Eligible Assignee pursuant to an Assignment and Acceptance, and at a price equal to the outstanding principal balance of the Defaulting Lender's Loans, plus accrued interest and fees, without premium or discount.

         12.16 Letters of Credit; Intra-Lender Issues.

                  (a) Notice of Letter of Credit Balance. On each Settlement Date the Agent shall notify each Lender of the issuance of all Letters of Credit since the prior Settlement Date.

                  (b) Participations in Letters of Credit.

                           (i) Purchase of Participations. Immediately upon
                  issuance of any Letter of Credit in accordance with Section 1.4(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit or the Credit Support provided through the Agent to the Letter of Credit Issuer, if not the Bank, in connection with the issuance of such Letter of Credit (including all obligations of the Borrowers with respect thereto, and any security therefor or guaranty pertaining thereto).

                           (ii) Sharing of Reimbursement Obligation Payments.
                  Whenever the Agent receives a payment from any Borrower on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which the Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a Lender, the Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from such Borrower. Each such payment shall be made by the Agent on the next Settlement Date.

                           (iii) Documentation. Upon the request of any Lender,
                  the Agent shall furnish to such Lender copies of any Letter of Credit, Credit Support for any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

                           (iv) Obligations Irrevocable. The obligations of each
                  Lender to make payments to the Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to any Credit Support for any Letter of Credit or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligations of the Borrower for whose account the Letter of Credit or Credit Support was issued to make payments to the Agent, for the account of the Lenders, shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:

                                    (A) any lack of validity or enforceability
                           of this Agreement or any of the other Loan Documents;

                                    (B) the existence of any claim, setoff,
                           defense or other right which the Borrowers may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrowers or any other Person and the beneficiary named in any Letter of Credit);

                                    (C) any draft, certificate or any other
                           document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                    (D) the surrender or impairment of any
                           security for the performance or observance of any of the terms of any of the Loan Documents;

                                    (E) the occurrence of any Default or Event
                           of Default; or

                                    (F) the failure of the Borrowers to satisfy
                           the applicable conditions precedent set forth in
                           Article 8.

                  (c) Recovery or Avoidance of Payments; Refund of Payments In Error. In the event any payment by or on behalf of the Borrowers received by the Agent with respect to any Letter of Credit or Credit Support provided for any Letter of Credit and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it. Unless the Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                  (d) Indemnification by Lenders. To the extent not reimbursed by the Borrowers and without limiting the obligations of the Borrowers hereunder, the Lenders agree to indemnify the Letter of Credit Issuer ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by the Borrowers to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by the Borrowers. The agreement contained in this Section shall survive payment in full of all other Obligations.

         12.17 Concerning the Collateral and the Related Loan Documents.

         Each Lender authorizes and directs the Agent to enter into the other Loan Documents, for the ratable benefit and obligation of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent, Majority Lenders or Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent, the Majority Lenders, or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Revolving Loans, Agent Advances, Non-Ratable Loans, Ex-Im Bank Revolving Loans, Bank Products and all interest, fees and expenses hereunder constitute one Debt, secured pari passu by all of the Collateral.

         12.18 Field Audit and Examination Reports; Disclaimer by Lenders.

         By signing this Agreement, each Lender:

                  (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by or on behalf of the Agent;

                  (b) expressly agrees and acknowledges that neither the Bank nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or the Bank or other party performing any audit or examination will inspect only specific information regarding the Borrowers and will rely significantly upon the Borrowers' books and records, as well as on representations of the Borrowers' personnel;

                  (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

                  (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

         12.19 Relation Among Lenders.

         The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.


                                   ARTICLE 13
                             LIABILITY OF BORROWERS

         13.1 Concerning Joint and Several Liability of the Borrowers.

                  (a) Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.

                  (b) Each of the Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.

                  (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligations.

                  (d) The obligations of each Borrower under the provisions of this Section 13.1 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

                  (e) Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Loan made under this Agreement, notice of occurrence of any Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by any Lender under or in respect of any of the Obligations, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by any Lender at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by any Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Lender, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with the applicable laws or regulations thereunder which might, but for the provisions of this
         Section 13.1, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 13.1, it being the intention of each Borrower that, so long as any of the Obligations remain unsatisfied, the obligations of such Borrower under this Section 13.1 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 13.1 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or any Lender. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or any Lender.

                  (f) The provisions of this Section 13.1 are made for the benefit of the Lenders and their respective successors and assigns, and may be enforced by any such Person from time to time against any of the Borrowers as often as occasion therefor may arise and without requirement on the part of any Lender first to marshal any of its claims or to exercise any of its rights against any of the other Borrowers or to exhaust any remedies available to it against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy. The provisions of this Section 13.1 shall remain in effect until all the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Lender upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 13.1 will forthwith be reinstated in effect, as though such payment had not been made.

                  (g) Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, the obligations of each Borrower hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

                  (h) The Borrowers hereby agree, as among themselves, that if any Borrower shall become an Excess Funding Borrower (as defined below), each other Borrower shall, on demand of such Excess Funding Borrower (but subject to the next sentence hereof and to subsection (B) below), pay to such Excess Funding Borrower an amount equal to such Borrower's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Borrower) of such Excess Payment (as defined below). The payment obligation of any Borrower to any Excess Funding Borrower under this Section 13.1(h) shall be subordinate and subject in right of payment to the prior payment in full of the Obligations of such Borrower under the other provisions of this Agreement, and such Excess Funding Borrower shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such Obligations. For purposes hereof,
         (i) "Excess Funding Borrower" shall mean, in respect of any Obligations arising under the other provisions of this Agreement (hereafter, the "Joint Obligations"), a Borrower that has paid an amount in excess of its Pro Rata Share of the Joint Obligations; (ii) "Excess Payment" shall mean, in respect of any Joint Obligations, the amount paid by an Excess Funding Borrower in excess of its Pro Rata Share of such Joint Obligations; and (iii) "Pro Rata Share", for the purposes of this
         Section 13.1(h), shall mean, for any Borrower, the ratio (expressed as a percentage) of (A) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Borrower (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Borrower hereunder) to (B) the amount by which the aggregate present fair salable value of all assets and other properties of such Borrower and all of the other Borrowers exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Borrower and the other Borrowers hereunder) of such Borrower and all of the other Borrowers, all as of the Closing Date (if any Borrower becomes a party hereto subsequent to the Closing Date, then for the purposes of this Section 13.1(h) such subsequent Borrower shall be deemed to have been a Borrower as of the Closing Date and the information pertaining to, and only pertaining to, such Borrower as of the date such Borrower became a Borrower shall be deemed true as of the Closing Date).

         13.2 Agency of Parent for each other Borrower.

         Each of the other Borrowers appoints Parent as its agent for all purposes relevant to this Agreement, including (without limitation) the giving and receipt of notices, the request for Revolving Loans and the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all of the Borrowers acting singly or jointly, or both, shall be valid and effective if given or taken only by Parent, whether or not any of the other Borrowers joins therein.


                                   ARTICLE 14
                                  MISCELLANEOUS

         14.1 No Waivers; Cumulative Remedies.

         No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among the Borrowers and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by the Borrowers of any provision of this Agreement. The Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

         14.2 Severability.

         The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         14.3 Governing Law; Choice of Forum; Service of Process.

                  (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN
         ARTICLE 9 OF THE UCC) OF THE STATE OF NORTH CAROLINA; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NORTH CAROLINA OR OF THE UNITED STATES OF AMERICA LOCATED IN MECKLENBURG COUNTY, NORTH CAROLINA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF

         THOSE COURTS. EACH OF THE BORROWERS, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWERS OR THEIR PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

                  (c) THE BORROWERS HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWERS AT ITS ADDRESS SET FORTH IN SECTION 14.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

         14.4 WAIVER OF JURY TRIAL.

         THE BORROWERS, THE LENDERS AND THE AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWERS, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY

SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         14.5 Survival of Representations and Warranties.

         All of the Borrowers' representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

         14.6 Other Security and Guaranties.

         The Agent, may, without notice or demand and without affecting the Borrowers' obligations hereunder, from time to time: (a) accept from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

         14.7 Fees and Expenses.

         The Borrowers agree to pay to the Agent, for its benefit, on demand, all costs and expenses that Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) costs and expenses (including outside attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien searches; (d) taxes, fees and other charges for filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of the Borrowers under the Loan Documents that the Borrowers fail to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and the Borrowers' operations by the Agent plus the Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $750 per day (or portion thereof) for each Person retained or employed by the Agent with respect to each field examination or audit); (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral and (h)(i) so long as no Default or Event of Default exists, costs and expenses of no more than two inventory appraisals per calendar year, such appraisals to be conducted by an appraisal firm satisfactory to the Agent and at any reasonable time selected by the Agent and (ii) during the existence of a Default or an Event of Default, costs and expenses of all inventory appraisals requested by the Agent, such appraisals to be conducted by an appraisal firm satisfactory to the Agent and at any reasonable time selected by the Agent. In addition, the Borrowers agree to pay costs and expenses incurred by the Agent (including Attorneys' Costs) to the Agent, for its benefit, on demand, and to the other Lenders for their benefit, on demand, and all reasonable fees, expenses and disbursements incurred by such other Lenders for one law firm retained by such other Lenders, in each case, paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses shall be charged to the Borrowers' Loan Account as Revolving Loans as described in Section 3.7.

         14.8 Notices.

         Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service,
(b) five (5) Business Days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

         If to the Agent or to the Bank:

                  Bank of America, N.A.
                  600 Peachtree Street N.E., 5th Floor
                  Atlanta, Georgia 30308
                  Attention: Business Credit-Account Executive
                  Telecopy No.: (404) 607-6437

                  with copies to:

                  Bank of America, N.A.
                  FL7-950-15-13
                  100 S.E. 2nd Street, 15th Floor
                  Miami, Florida 33131-2100
                  Telecopy No.: (800) 380-8118

         If to the Borrowers:

                  Unifi, Inc.
                  7201 West Friendly Avenue
                  Greensboro, North Carolina 27410
                  Attn: Willis C. Moore III
                  Telephone: (336) 316-5664
                  Telecopy: (336) 294-4751

                  with a copy to:

                  Unifi, Inc.
                  7201 West Friendly Avenue
                  Greensboro, North Carolina 27410
                  Attn: Charles McCoy

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         14.9 Waiver of Notices.

         Unless otherwise expressly provided herein, the Borrowers waive presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrowers which the Agent or any Lender may elect to give shall entitle the Borrowers to any or further notice or demand in the same, similar or other circumstances.

         14.10 Binding Effect.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by any Borrower without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

         14.11 Indemnity of the Agent and the Lenders by the Borrowers.

                  (a) The Borrowers agree to defend, indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, representatives, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

                  (b) The Borrowers agree to indemnify, defend and hold harmless the Agent and the Lenders from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to the Borrowers' operations, business or property. This indemnity will apply whether the hazardous substance is on, under or about the property or operations of any Borrower or property leased to any Borrower. The indemnity includes but is not limited to Attorneys Costs. The indemnity extends to the Agent and the Lenders, their parents, affiliates, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

         14.12 Limitation of Liability.

         NO CLAIM MAY BE MADE BY ANY BORROWER, ANY LENDER OR OTHER PERSON AGAINST THE AGENT, ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH BORROWER AND EACH LENDER HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

         14.13 Final Agreement.

         This Agreement and the other Loan Documents are intended by the Borrowers, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof except for the Fee Letter and the Commitment Letter, among the Borrowers and the Agent. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrowers and a duly authorized officer of each of the Agent and the requisite Lenders.

         14.14 Counterparts.

         This Agreement may be executed in any number of counterparts, and by the Agent, each Lender and the Borrowers in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         14.15 Captions.

         The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

         14.16 Right of Setoff.

         In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of the Borrowers against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrowers and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE BORROWERS HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

         14.17 Confidentiality.

                  (a) The Borrowers hereby agrees that the Agent and each Lender, upon the prior consent of the Borrowers (such consent not to be unreasonably withheld), may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Borrowers and a general description of the Borrowers' business and may use any Borrower's name in advertising and other promotional material.

                  (b) Each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrowers and provided to the Agent or such Lender by or on behalf of the Borrowers, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrowers, provided that such source is not bound by a confidentiality agreement with the Borrowers known to the Agent or such Lender; provided, however, that the Agent and any Lender may, upon prior written notice to the Borrowers (to the extent not prohibited by applicable law), disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors; (7) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrowers are party or are deemed party with the Agent or such Lender, and (9) to its Affiliates.

         14.18 Conflicts with Other Loan Documents.

         Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

         14.19 Accounting Terms.

         Any accounting term used in the Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in the Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

         14.20    Interpretive Provisions.

                  (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) The words "hereof," "herein," "hereunder" and similar words refer to the Agreement as a whole and not to any particular provision of the Agreement; and Subsection, Section, Schedule and Exhibit references are to the Agreement unless otherwise specified.

                  (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                           (ii) The term "including" is not limiting and means
                  "including without limitation."

                           (iii) In the computation of periods of time from a
                  specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                           (iv) The word "or" is not exclusive.

                  (d) Unless otherwise expressly provided herein, (i) references to agreements (including the Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (e) The captions and headings of the Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of the Agreement.

                  (f) The Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                  (g) For purposes of Section 9.1, a breach of a financial covenant contained in Sections 7.22-7.24 shall be deemed to have occurred as of any date of determination of such breach or upon the date that such breach is first known by any Borrower or the Agent, regardless of when the Financial Statements reflecting such breach are delivered to the Agent.

                  (h) The Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.

         IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.


                                     "BORROWERS"

                                      UNIFI, INC., a New York corporation

                                      By:    WILLIS C. MOORE, III
                                             -----------------------------------
                                      Name:  Willis C. Moore III
                                      Title: Executive Vice President & CFO


                                      UNIFI SALES & DISTRIBUTION, INC.,
                                      a North Carolina corporation

                                      By:    WILLIS C. MOORE, III
                                             -----------------------------------
                                      Name:  Willis C. Moore III
                                      Title: Executive Vice President & CFO


                                      UNIFI MANUFACTURING, INC.,
                                      a North Carolina corporation

                                      By:    WILLIS C. MOORE, III
                                             -----------------------------------
                                      Name:  Willis C. Moore III
                                      Title: Executive Vice President & CFO


                                      GLENTOUCH YARN COMPANY, LLC,
                                      a North Carolina limited liability company

                                      By:    WILLIS C. MOORE, III
                                             -----------------------------------
                                      Name:  Willis C. Moore III
                                      Title: Executive Vice President & CFO


                                      UNIFI MANUFACTURING VIRGINIA, LLC,
                                      a North Carolina limited liability company

                                      By:    WILLIS C. MOORE, III
                                             -----------------------------------
                                      Name:  Willis C. Moore III
                                      Title: Executive Vice President & CFO

                                      UNIFI EXPORT SALES, LLC,
                                      a North Carolina limited liability company

                                      By:    WILLIS C. MOORE, III
                                             -----------------------------------
                                      Name:  Willis C. Moore III
                                      Title: Executive Vice President & CFO


                                      UNIFI TEXTURED POLYESTER, LLC,
                                      a North Carolina limited liability company

                                      By:    WILLIS C. MOORE, III
                                             -----------------------------------
                                      Name:  Willis C. Moore III
                                      Title: Executive Vice President & CFO

                                      "AGENT"

                                      BANK OF AMERICA, N.A., as the Agent

                                      By:    DAVID M. ANDERSON
                                             -----------------------------------
                                      Name:  DAVID M. ANDERSON
                                      Title: SVP


                                      "LENDERS"

                                      BANK OF AMERICA, N.A., as a Lender

                                      By:    DAVID M. ANDERSON
                                             -----------------------------------
                                      Name:  DAVID M. ANDERSON
                                      Title: SVP

                                     ANNEX A
                                       to
                                Credit Agreement

                                   Definitions

         Capitalized terms used in the Loan Documents shall have the following respective meanings (unless otherwise defined therein), and all section references in the following definitions shall refer to sections of the
Agreement:

         "Accounts" means all of the Borrowers' now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

         "Account Debtor" means each Person obligated in any way on or in connection with an Account, Chattel Paper or General Intangibles (including a payment intangible).

         "Account Designation Letter" means a notice of account designation dated the Closing Date designating the Designated Account.

         "ACH Transactions" means any cash management or related services including the automatic clearing house transfer of funds by the Bank for the account of the Borrowers pursuant to agreement or overdrafts.

         "Adjusted Net Earnings from Operations" means, with respect to any fiscal period of the Parent, net income of the Parent and its Domestic Subsidiaries on a consolidated basis after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) gain arising from any write-up in the book value of any asset; (c) earnings of any Person, substantially all the assets of which have been acquired by the Parent or any of its Domestic Subsidiaries in any manner, to the extent realized by such other Person prior to the date of acquisition;
(d) earnings of any Person in which the Parent or any of its Domestic Subsidiaries has an ownership interest unless (and only to the extent) such earnings shall actually have been received by the Parent or any of its Domestic Subsidiary in the form of cash distributions; (e) earnings of any Person who is not a Borrower to which assets of the Parent or any of its Domestic Subsidiaries shall have been sold, transferred or disposed of, or into which the Parent or any of its Domestic Subsidiaries shall have been merged, or which has been a party with the Parent or any of its Domestic Subsidiaries to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of the Parent or any of its Domestic Subsidiaries or from cancellation or forgiveness of Debt; and
(g) non-cash gain or loss arising from extraordinary items, as determined in accordance with GAAP.

         "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, ten percent (10%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Agent" means the Bank, solely in its capacity as agent for the Lenders, and any successor agent.

         "Agent Advances" has the meaning specified in Section 1.2(i).

         "Agent Fees" has the meaning specified in Section 2.4.

         "Agent's Liens" means the Liens in the Collateral granted to the Agent, for the benefit of the Lenders, Bank, and Agent pursuant to this Agreement and the other Loan Documents.

         "Agent-Related Persons" means the Agent, together with its Affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of the Agent and such Affiliates.

         "Aggregate Revolver Outstandings" means, at any date of determination: the sum of (a) the unpaid balance of Revolving Loans, (b) the aggregate amount of Pending Revolving Loans, (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

         "Agreement" means the Credit Agreement to which this Annex A is attached, as from time to time amended, modified or restated.

         "Anniversary Date" means each anniversary of the Closing Date.

         "Applicable Margin" means

                  (i) with respect to Base Rate Revolving Loans and all other Obligations (other than LIBOR Rate Loans), 1.0%;

                  (ii) with respect to LIBOR Revolving Loans, 2.5%; and

         The Applicable Margins shall be adjusted (up or down) prospectively on a quarterly basis as determined by the Borrowers' consolidated financial performance, commencing with the first day of the first calendar month that occurs more than 5 days after delivery of the Borrowers' quarterly Financial Statements to Lenders for the fiscal quarter ending December 22, 2002. Adjustments in Applicable Margins shall be determined by reference to the following grids:

                                                                  Level of
         If Leverage Ratio is:                               Applicable Margins:
                                                             ------------------

         less than 1.50                                           Level I
         greater than or equal to 1.50, but less than 2.25        Level II
         greater than or equal to 2.25, but less than 3.00        Level III
         greater than or equal to 3.00, but less than 3.75        Level IV
         greater than or equal to 3.75, but less than 4.50        Level V
         greater than or equal to 4.50                            Level VI

Low to High
                                            Applicable Margins
                                            ------------------
                           Level I Level II Level III Level IV Level V Level VI
                           ------- -------- --------- -------- ------- --------
Base Rate Revolving Loans   0.25%    0.50%    0.75%     1.00%   1.25%    1.50%
LIBOR Revolving Loans       1.75%    2.00%    2.25%     2.50%   2.75%    3.00%
Applicable L/C Margin       1.75%    2.00%    2.25%     2.50%   2.75%    3.00%

         All adjustments in the Applicable Margins after December 22, 2002 shall be implemented quarterly on a prospective basis, for each calendar month commencing at least 5 days after the date of delivery to the Lenders of quarterly unaudited or annual audited (as applicable) Financial Statements evidencing the need for an adjustment. Concurrently with the delivery of those Financial Statements, the Parent shall deliver to the Agent and the Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, no reduction may occur until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

         "Assigned Contracts" means, collectively, all of the Borrowers' rights and remedies under, and all moneys and claims for money due or to become due to the Borrowers under those contracts set forth on Schedule 1.1, and any other material contracts, and any and all amendments, supplements, extensions, and renewals thereof including all rights and claims of the Borrowers now or hereafter existing: (i) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (ii) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts; (iii) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (iv) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

         "Assignee" has the meaning specified in Section 11.2(a).

         "Assignment and Acceptance" has the meaning specified in Section
11.2(a).

         "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Agent or, to the extent provided in the Agreement, by the Lenders.

         "Availability" means, at any time (a) the lesser of (i) the Maximum Revolver Amount or (ii) the Borrowing Base, minus (b) the Aggregate Revolver Outstandings.

         "Bank" means Bank of America, N.A., a national banking association, or any successor entity thereto.

         "Bank Products" means any one or more of the following types of services or facilities extended to the Borrowers by any Lender or any affiliate of a Lender in reliance on such Lender's agreement to indemnify such affiliate:
(i) ACH Transactions; (ii) cash management, including controlled disbursement services; and (iii) Hedge Agreements.

         "Bank Product Reserves" means all reserves which the Agent from time to time establishes in its reasonable discretion for the Bank Products then provided or outstanding.

         "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C.ss. 101 et seq.).

         "Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Bank in Charlotte, North Carolina as its "prime rate" (the "prime rate" being a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

         "Base Rate Loans" means the Base Rate Revolving Loans.

         "Base Rate Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the Base Rate.

         "Blocked Account Agreement" means an agreement among the Borrowers, the Agent and a Clearing Bank, in form and substance reasonably satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral.

         "Borrowers' Ex-Im Agreement" means the Export-Import Bank of the United States Working Capital Guarantee Program Borrower Agreement entered into after the Closing Date by the Borrowers in favor of the Ex-Im Bank and the Agent relating to Ex-Im Bank Guaranteed Loans.

         "Borrowing" means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to any Borrower or by Bank in the case of a Borrowing funded by Ex-Im Bank Revolving Loans, Non-Ratable Loans or by the Agent in the case of a Borrowing consisting of an Agent Advance, or the issuance of Letters of Credit hereunder.

         "Borrowing Base" means, at any time, an amount equal to

         (a)      the sum of:

                           (i) ninety percent (90%) of the Eligible Factoring
                  Credit Balances; plus

                           (ii) eighty-five percent (85%) of the Net Amount of
                  Eligible Accounts; plus

                           (iii) the lesser of (a) $10,000,000 or (b) eighty
                  percent (80%) of the Net Amount of Eligible Foreign Accounts; plus

                           (iv) the lesser of (a) sixty percent (60%) of the
                  value of Eligible Inventory or (b) eighty percent (80%) of the Net Orderly Liquidation Value of Eligible Inventory; plus

                           (v) the lesser of (a) $10,000,000 or (b) ninety
                  percent (90%) of the Eligible Export-Related Accounts Receivable Value with respect only to Ex-Im Bank Revolving Loans, subject to the availability that exists pursuant to the terms of Borrowers' Ex-Im Agreement under the Export-Related Borrowing Base (as that term is defined in the Borrowers' Ex-Im Agreement); minus

         (b) Reserves from time to time established by the Agent in its reasonable credit judgment;

         provided that the aggregate Revolving Loans advanced against Eligible Inventory shall not exceed the Maximum Inventory Loan Amount; provided, further, that any and all items of Collateral acquired pursuant to a Permitted Acquisition shall not be included in the Borrowing Base until such time as the Agent shall have had the opportunity to conduct a field exam and/or an appraisal of such Collateral with results satisfactory to the Agent.

         "Borrowing Base Certificate" means a certificate by a Responsible Officer of the Parent, substantially in the form of Exhibit B (or another form acceptable to the Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Parent and certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and
(2) to the extent that such calculation is not in accordance with this Agreement.

         "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in Charlotte, North Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

         "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

         "Capital Expenditures" means, for any period, all capital expenditures of the Borrowers on a consolidated basis for such period, as determined in accordance with GAAP.

         "Capital Lease" means any lease of property by any Borrower which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of such Borrower.

         "Capital Stock" means (i) in the case of a corporation, capital stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Change of Control" means the occurrence of any of the following events: (i) any Person or two or more Persons acting in concert shall have acquired "beneficial ownership," directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, Voting Stock of the Parent (or other securities convertible into such Voting Stock) representing 25% or more of the combined voting power of all Voting Stock of the Parent, or (ii) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Parent (together with any new director whose election by the Parent's Board of Directors or whose nomination for election by the Parent's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Parent then in office. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934.

         "Chattel Paper" means all of the Borrowers' now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

         "Clearing Bank" means the Bank or any other banking institution with whom a Payment Account has been established pursuant to a Blocked Account Agreement.

         "Closing Date" means the date of this Agreement.

         "Code" means the Internal Revenue Code of 1986.

         "Collateral" means all of the Borrowers' real and personal property, (other than (i) any manufacturing facility owned by any Borrower and any manufacturing equipment owned by a Borrower and located in such facility, but excluding office equipment, rolling stock and other equipment not directly used in the production of such Borrower's products, (ii) any shares of stock owned by the Parent or any of its Subsidiaries in a Restricted Subsidiary (as defined in the Indenture) or (iii) indebtedness of a Restricted Subsidiary (as defined in the Indenture)) and all other assets of any Person from time to time subject to Agent's Liens securing payment or performance of the Obligations.

         "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on
Schedule 1.2 attached to the Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 11.2, as such Commitment may be adjusted from time to time in accordance with the provisions of Section
3.2 and Section 11.2, and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

         "Commitment Letter" means that certain commitment letter dated December 4, 2001 between Bank of America, N.A. and Unifi, Inc.

         "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.

         "Continuation/Conversion Date" means the date on which a Loan is converted into or continued as a LIBOR Rate Loan.

         "Corporate Headquarters" means the corporate headquarters of the Borrowers located at 7201 West Friendly Avenue, Greensboro, North Carolina 27410.

         "Credit Support" has the meaning specified in Section 1.3(a).

         "Debt" means, as to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

                  (a) every obligation of such Person for money borrowed;

                  (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

                  (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person;

                  (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith;

                  (e) every obligation of such Person under any Capital Lease;

                  (f) every obligation of such Person under any Synthetic Lease;

                  (g) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of capital stock of any class issued by such Person, any warrants, options or other rights to acquire any such shares, or any rights measured by the value of such shares, warrants, options or other rights;

                  (h) Derivative Obligations of such Person;

                  (i) every obligation in respect of Debt of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Debt provide that such Person is not liable therefor and such terms are enforceable under applicable law;

                  (j) every obligation, contingent or otherwise, of such Person guarantying, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (a) through (i) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

                  The "amount" or "principal amount" of any Debt at any time of determination represented by (A) any Debt, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (B) any Capital Lease shall be the principal component of the aggregate of the rentals obligation under such Capital Lease payable over the term thereof that is not subject to termination by the lessee, and (C) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price.

         "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

         "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus (b) two percent (2%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, the Default Rate shall result in an increase in the Letter of Credit Fee by two (2) percentage points per annum.

         "Defaulting Lender" has the meaning specified in Section 12.15(c).

         "Deposit Accounts" means all "deposit accounts" as such term is defined in the UCC, now or hereafter held in the name of any Borrower.

         "Derivative Obligations" means the net obligations of a Person under any Hedge Agreement.

         "Designated Account" has the meaning specified in Section 1.2(c).

         "Distribution" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for, or other rights with respect to, such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock) of the same class; or (b) the redemption or other acquisition by such corporation of any capital stock (or any options or warrants for such stock) of such corporation.

         "Documents" means all documents as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by the Borrowers.

         "DOL" means the United States Department of Labor or any successor department or agency.

         "Dollar" and "$" means dollars in the lawful currency of the United States. Unless otherwise specified, all payments under the Agreements shall be made in Dollars.

         "Domestic Subsidiary" means any Subsidiary of the Parent other than a Foreign Subsidiary.

         "EBITDA" means, with respect to any fiscal period of the Parent and its Domestic Subsidiaries, on a consolidated basis, Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period, interest expenses, Federal, state, local and foreign income taxes, depreciation, amortization and other non-cash charges (excluding the effect of non-cash income or loss from any Person in which the Parent or any of its Domestic Subsidiaries has an ownership interest). Unless otherwise specified herein, the applicable period of computation shall be for the four (4) consecutive fiscal quarters ending as of the date of determination.

         "Eligible Accounts" means the Accounts which the Agent in the exercise of its reasonable commercial discretion determines to be Eligible Accounts. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Accounts shall not, unless the Agent in its sole discretion elects, include any Account:

                  (a) with respect to which more than 90 days (or, with the prior consent of the Agent, 120 days) have elapsed since the date of the original invoice therefor or which is more than 60 days past due;

                  (b) with respect to which any of the representations, warranties, covenants, and agreements contained in the Security Agreement are incorrect or have been breached;

                  (c) with respect to which Account (or any other Account due from such Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

                  (d) which represents a progress billing (as hereinafter defined) or as to which a Borrower has extended the time for payment without the consent of the Agent; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon a Borrower's completion of any further performance under the contract or agreement;

                  (e) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

                  (f) if fifty percent (50%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under clause (a) above;

                  (g) which constitutes an Eligible Foreign Account or an Eligible Export-Related Account Receivable or is otherwise owned owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States of America or Canada (other than the Province of Newfoundland); or (ii) is not organized under the laws of the United States of America or Canada or any state or province thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof;

                  (h) owed by an Account Debtor which is an Affiliate or employee of any Borrower;

                  (i) except as provided in clause (k) below, with respect to which either the perfection, enforceability, or validity of the Agent's Liens in such Account, or the Agent's right or ability to obtain direct payment to the Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

                  (j) owed by an Account Debtor to which the Parent or any other Borrower, is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

                  (k) owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. ss. 3727 et seq.), and any other steps necessary to perfect the Agent's Liens therein, have been complied with to the Agent's satisfaction with respect to such Account;

                  (l) owed by any state, municipality, or other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent determines that its Lien therein is not or cannot be perfected;

                  (m) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

                  (n) which is evidenced by a promissory note or other instrument or by chattel paper;

                  (o) if the Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

                  (p) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit a Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;

                  (q) which arises out of a sale not made in the ordinary course of a Borrower's business;

                  (r) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by a Borrower, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

                  (s) owed by an Account Debtor which is obligated to a Borrower respecting Accounts the aggregate unpaid balance of which exceeds twenty-five percent (25%) of the aggregate unpaid balance of all Accounts owed such Borrower at such time by all of such Borrower's Account Debtors, but only to the extent of such excess; or

                  (t) which is not subject to a first priority and perfected security interest in favor of the Agent for the benefit of the Lenders.

         If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of Eligible Accounts.

         "Eligible Assignee" means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000; (b) any Lender listed on the signature page of this Agreement;
(c) any Affiliate of any Lender; and (d) if an Event of Default has occurred and is continuing, any Person reasonably acceptable to the Agent.

         "Eligible Export-Related Accounts Receivable" has the meaning set forth in Borrowers' Ex-Im Agreement, but in no event will include any Eligible Foreign Accounts or Accounts that are insured or payable by a letter of credit.

         "Eligible Export-Related Accounts Receivable Value" has the meaning set forth in Borrowers' Ex-Im Agreement.

         "Eligible Foreign Accounts" means Accounts owed by an Account Debtor which: (a)(i) does not maintain its chief executive office in the United States of America or Canada (other than the Province of Newfoundland); or (ii) is not organized under the laws of the United States of America or Canada or any state or province thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof (a "Foreign Account Debtor"); (b)(i) such Account is secured or payable by a letter of credit satisfactory to the Agent in its discretion or (ii) such Account is insured to the satisfaction of the Agent; (c) would qualify as an Account eligible for financing under the Ex-Im Bank Working Capital Guarantee Program; (d) would qualify as an "Eligible Account" but for the fact that it is owed by a foreign Account Debtor and (e) complies with applicable laws; but in no event will Eligible Foreign Accounts include any Eligible Export-Related Accounts Receivable.

         If any Account at any time ceases to be an Eligible Foreign Account, then such Account shall promptly be excluded from the calculation of Eligible Foreign Accounts.

         "Eligible Factoring Credit Balances" means as at any date of determination , all Factoring Credit Balances in respect of Factored Accounts upon which the Factor shall have assumed the risk of credit loss minus the sum of any such Factored Accounts that are disputed, any deductions from payment thereon or any other fees, and any commissions, reserves or other charges due from a Borrower to a Factor, all as reflected in the Borrowing Base Certificates delivered to Lender in accordance with Section 5.2(k).

         "Eligible Inventory" means Inventory, valued at the lower of cost (on a first-in, first-out basis) or market, which the Agent, in its reasonable discretion, determines to be Eligible Inventory. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Inventory shall not, unless the Agent in its sole discretion elects, include any
Inventory:

                  (a) that is not owned by a Borrower;

                  (b) that is not subject to the Agent's Liens, which are perfected as to such Inventory, or that are subject to any other Lien whatsoever (other than the Liens described in clause (d) of the definition of Permitted Liens provided that such Permitted Liens (i) are junior in priority to the Agent's Liens or subject to Reserves and
         (ii) do not impair directly or indirectly the ability of the Agent to realize on or obtain the full benefit of the Collateral);

                  (c) that does not consist of finished goods, raw materials, work-in-process, chemicals, samples, prototypes, supplies, or packing and shipping materials;

                  (d) that is not in good condition, is unmerchantable, or does not meet all standards imposed by any Governmental Authority, having regulatory authority over such goods, their use or sale;

                  (e) that is not currently either usable or salable, at prices approximating at least cost, in the normal course of a Borrower's business, or that is slow moving or stale (i.e., aged greater than one year);

                  (f) that is obsolete or returned or repossessed or used goods taken in trade;

                  (g) that is located outside the United States of America or Canada (or that is in-transit from vendors or suppliers);

                  (h) that is located in a public warehouse or in possession of a bailee or in a facility leased by a Borrower, if the warehouseman, or the bailee, or the lessor has not delivered to the Agent, if requested by the Agent, a subordination agreement in form and substance satisfactory to the Agent or if permitted by the Agent in lieu of such a subordination agreement, a Reserve for rents or storage charges (not to exceed three months) has not been established for Inventory at that location;

                  (i) that contains or bears any Proprietary Rights (other than Dacron(R) and other trademarked products supplied by Dupont or the Parent) licensed to a Borrower by any Person, if the Agent is not satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of the Security Agreement and Section 9.2 without infringing the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and, as to which a Borrower has not delivered to the Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Agent if requested;

                  (j) that is not reflected in the details of a current perpetual inventory report; or

                  (k) that is Inventory placed on consignment.

         If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

         "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for a Release or injury to the environment.

         "Environmental Compliance Reserve" means any reserve which the Agent establishes in its reasonable discretion after prior written notice to the Borrowers from time to time for amounts that are reasonably likely to be expended by a Borrower in order for such Borrower and its operations and property (a) to comply with any notice from a Governmental Authority asserting material non-compliance with Environmental Laws, or (b) to correct any such material non-compliance identified in a report delivered to the Agent and the Lenders pursuant to Section 7.7.

         "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

         "Environmental Lien" means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

         "Equipment" means all of the Borrowers' now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by the Borrowers and all of the Borrowers' rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrowers within the meaning of
Section 414(b) or (c) of the Code.

         "Event of Default" has the meaning specified in Section 9.1.

         "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

         "Ex-Im Bank" means the Export-Import Bank of the United States.

         "Ex-Im Bank Guaranteed Loan" means a loan contemplated under and evidenced by the Borrowers' Ex-Im Agreement that qualifies as an eligible loan under the Ex-Im Bank Working Capital Guarantee Program and is subject to a Master Ex-Im Bank Guarantee.

         "Ex-Im Bank Revolving Loan" has the meaning specified in Section
1.2(j).

         "Existing Credit Agreement" means that certain Credit Agreement dated as of December 20, 2000 among the Borrower, certain of its Subsidiaries, as guarantors, the lenders party thereto, Bank of America, N.A., as administrative agent, Wachovia Bank, N.A., as syndication agent and Credit Suisse First Boston, as documentation agent.

         "Factor" means The CIT Group/Commercial Services, Inc., HSBC Holdings, First Factors Corporation, Capital Factors, Inc. , and each other factor with which a Borrower may hereafter enter into a Factoring Agreement and who has executed a Factor Assignment and Intercreditor Agreement.

         "Factor Assignment and Intercreditor Agreement" means each Collateral Assignment of Factoring Credit Balances and Intercreditor Agreement among a Borrower, a Factor and the Agent, pursuant to which, among other things, such Borrower collaterally assigns to the Agent, as security for the Obligations, and such Factor acknowledges the collateral assignment to the Agent of all sums at any time or times due to or become due to such Borrower from such Factor under its

Factoring Agreement with such Borrower, and establishes the relative priorities of the respective Liens of such Factor and the Lender with respect to the Collateral.

         "Factored Account" means an Account of a Borrower that is sold, assigned or otherwise transferred to a Factor pursuant to a Factoring Agreement.

         "Factoring Agreements" means the Factoring Agreement, undated, between HSBC Business Credit (USA) Inc. and Unifi Sales and Distribution, Inc. and that certain Factoring Agreement dated May 2, 1988 between First Factors Corporation, succeeded by GE Capital Commercial Services, Inc. and Macfield, Inc., succeeded by Unifi, Inc. and that certain Factoring Agreement dated December 31, 1998 between The CIT Group Commercial Services, Inc. and Unifi Sales & Distribution, Inc. and that certain Capital Factors, Inc. Average Maturity Date Factoring Agreement dated on or about December 7, 2001 between Capital Factors, Inc. and Unifi, Inc.

         "Factoring Credit Balances" means the monies and credit balances due or to become due to any Borrower from any Factor under its Factoring Agreement with a Borrower arising from the sale by a Borrower of Factored Accounts to such Factor as calculated and determined under the Factoring Agreements.

         "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Agent.

         "Federal Reserve Board" or "FRB" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "Fee Letter" means that certain fee letter dated December 4, 2001 between the Bank of America, N.A. and Unifi, Inc.

         "Financial Statements" means, according to the context in which it is used, the financial statements referred to in Sections 5.2 and 6.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.

         "Fiscal Year" means the Parent's fiscal year for financial accounting purposes. The current Fiscal Year of the Parent will end on June 30, 2002.

         "Fixed Assets" means the Equipment and Real Estate of the Borrowers.

         "Fixed Charge Coverage Ratio" means, with respect to any fiscal period of the Parent and its Domestic Subsidiaries, the ratio of (a) EBITDA for such period minus Capital Expenditures made by the Parent or any of its Domestic Subsidiaries during such period plus cash payments (excluding cash distribution of earnings) made during such period from Persons in which the Parent or any of its Domestic Subsidiaries has an ownership interest minus cash payments made during such period by the Parent or any of its Domestic Subsidiaries to Persons in which the Parent or any of its Domestic Subsidiaries has an ownership interest plus cash proceeds from asset sales received by the Parent or any of its Domestic Subsidiaries during such period minus Distributions paid by the Parent during such period minus share repurchases made by the Parent of its Capital Stock during such period minus cash invested in joint ventures and Permitted Acquisitions during such period minus cash taxes paid for such period plus tax refunds received in cash for such period to (b) Fixed Charges. Unless otherwise specified herein, the applicable period of computation shall be for the four (4) consecutive fiscal quarters ending as of the date of determination.

         "Fixed Charges" means, with respect to any fiscal period of the Parent and its Domestic Subsidiaries on a consolidated basis, without duplication, cash interest expense and scheduled principal payments of Funded Debt, determined in accordance with GAAP.

         "Foreign Subsidiary" means any Subsidiary of the Parent that is incorporated, formed or registered or whose principal place of business or headquarters is not in the United States.

         "Funded Debt" means, as of any date of determination with respect to any fiscal period then ended, an amount equal to the aggregate principal amount then outstanding in respect of all interest-bearing Debt of the Parent and its Domestic Subsidiaries on a consolidated basis.

         "Funding Date" means the date on which a Borrowing occurs.

         "GAAP" means generally accepted accounting principles in the United States of America and applied on a consistent basis with the Financial Statements.

         "General Intangibles" means all of the Borrowers' now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of the Borrowers of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to the Borrowers in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to the Borrowers from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which a Borrower is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to a Borrower.

         "Goods" means all "goods" as defined in the UCC, now owned or hereafter acquired by a Borrower, wherever located, including embedded software to the extent included in "goods" as defined in the UCC, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

         "Hedge Agreement" means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Borrowers' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

         "Immaterial Subsidiary" means any Domestic Subsidiary the Collateral of which does not exceed $100,000. As of the date hereof, the Immaterial Subsidiaries are Unifi International Service, Inc., a North Carolina corporation, Unifi Technical Fabrics, LLC, a North Carolina limited liability company, Spanco Industries, Inc., a North Carolina corporation and Spanco International, Inc., a North Carolina corporation.

         "Indenture" means that certain indenture dated February 5, 1998 between the Parent and First Union National Bank, as trustee, as amended, modified or supplemented from time to time.

         "Instruments" means all instruments as such term is defined in the UCC, now owned or hereafter acquired by any Borrower.

         "Interest Period" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Borrower in its Notice of Borrowing, in the form attached hereto as Exhibit D, or Notice of Continuation/Conversion, in the form attached hereto as Exhibit E, provided that:

                  (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (b) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (c) no Interest Period shall extend beyond the Stated Termination Date.

         "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 2.1.

         "Inventory" means all of the Borrowers' now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in the Borrowers' business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

         "Investment Property" means all of the Borrowers' right title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

         "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

         "Latest Projections" means: (a) on the Closing Date and thereafter until the Agent receives new projections pursuant to Section 5.2(e), the projections of the Borrowers' financial condition, results of operations, and cash flows, for the period commencing on June 25, 2001 and ending on June 30, 2002 and delivered to the Agent prior to the Closing Date; and (b) thereafter, the projections most recently received by the Agent pursuant to Section 5.2(f).

         "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and the Bank to the extent of any Ex-Im Bank Revolving Loan or Non-Ratable Loan outstanding; provided that no such Agent Advance or Ex-Im Bank Revolving Loan or Non-Ratable Loan shall be taken into account in determining any Lender's Pro Rata Share.

         "Letter of Credit" has the meaning specified in Section 1.4(a).

         "Letter of Credit Fee" has the meaning specified in Section 2.6.

         "Letter of Credit Fee Percentage" means a per annum percent equal to the Applicable Margin for LIBOR Rate Loans.

         "Letter of Credit Issuer" means the Bank, any affiliate of the Bank or any other financial institution that issues any Letter of Credit pursuant to this Agreement.

         "Letter-of-Credit Rights" means "letter-of-credit rights" as such term is defined in the UCC, now owned or hereafter acquired by any Borrower, including rights to payment or performance under a letter of credit, whether or not such Borrower, as beneficiary, has demanded or is entitled to demand payment or performance.

         "Letter of Credit Subfacility" means $10,000,000.

         "Leverage Ratio" means, with respect to any fiscal period of the Parent and its Domestic Subsidiaries, the ratio of (a) Funded Debt to (b) EBITDA.

         "LIBOR Interest Payment Date" means, with respect to a LIBOR Rate Loan, the Termination Date and the last day of each Interest Period applicable to such Loan or, with respect to each Interest Period of greater than three months in duration, the last day of the third month of such Interest Period and the last day of such Interest Period.

         "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Rate Loans, the rate of interest per annum determined pursuant to the following formula:

                  LIBOR Rate  =               Offshore Base Rate
                                 --------------------------------------------
                                     1.00 - Eurodollar Reserve Percentage
                  Where,

                           "Offshore Base Rate" means the rate per annum
                  appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by Agent as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Rate Loan comprising part of such Borrowing would be offered by the Bank's London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

                           "Eurodollar Reserve Percentage" means, for any day
                  during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

         "LIBOR Rate Loans" means the LIBOR Revolving Loans.

         "LIBOR Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

         "Lien" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property; and (c) any contingent or other agreement to provide any of the foregoing.

         "Loan Account" means the loan account of the Borrowers, which account shall be maintained by the Agent.

         "Loan Documents" means this Agreement, the Factor Assignment and Intercreditor Agreements, the Security Agreement, the Borrowers' Ex-Im Agreement, and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

         "Loans" means, collectively, all loans and advances provided for in
Article 1.

         "Majority Lenders" means at any date of determination Lenders whose Pro Rata Shares aggregate more than 50%.

         "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

         "Master Ex-Im Bank Guarantee" means an Export-Import Bank of the United States Working Capital Guarantee Program Master Guarantee Agreement executed by Ex-Im Bank and the Agent pertaining to the Ex-Im Bank Working Capital Guarantee Program.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrowers and their Subsidiaries taken as a whole, (b) a material adverse change in, or a material adverse effect upon the Collateral; (c) a material impairment of the ability of the Borrowers to perform under any Loan Document to which it is a party; or (d) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower of any Loan Document to which it is a party.

         "Maximum Inventory Loan Amount" means $75,000,000.

         "Maximum Revolver Amount" means $150,000,000, or such lesser amount as determined pursuant to the provisions of Section 3.2.

         "Multi-employer Plan" means a "multi-employer plan" as defined in
Section 4001(a)(3) of ERISA.

         "Net Amount of Eligible Accounts" means, at any time, the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances accrued rebates, offsets, deductions, counterclaims, disputes and other defenses of any nature at any time issued, owing, granted, outstanding, available or claimed.

         "Net Amount of Eligible Foreign Accounts" means, at any time, the gross amount of Eligible Foreign Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances accrued rebates, offsets, deductions, counterclaims, disputes and other defenses of any nature at any time issued, owing, granted, outstanding, available or claimed.

         "Net Orderly Liquidation Value" means the appraised orderly liquidation value of Eligible Inventory, net of all costs, fees and expenses of such liquidation as determined by an appraiser acceptable to Agent in its sole discretion.

         "Net Proceeds" has the meaning specified in Section 3.4(b).

         "Non-Ratable Loan" and "Non-Ratable Loans" have the meanings specified in Section 1.2(h).

         "Notice of Borrowing" has the meaning specified in Section 1.2(b).

         "Notice of Continuation/Conversion" has the meaning specified in
Section 2.2(b).

         "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by any Borrower to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to the Borrowers hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit and (b) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products.

         "Obligor" means any Borrower, and "Obligors" means the Borrowers, collectively.

         "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

         "Participant" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

         "Payment Account" means each bank account established pursuant to the Security Agreement, to which the proceeds of Accounts and other Collateral are deposited or credited, and which is maintained in the name of the Agent or any Borrower, as the Agent may determine, on terms acceptable to the Agent.

         "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

         "Pending Revolving Loans" means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Agent which have not yet been advanced.

         "Pension Plan" means a "pension plan" as defined in Section 3(2) of ERISA which is subject to Title IV of ERISA and which is not a Multi-employer Plan.

         "Permitted Acquisition" means the acquisition in a single transaction or series of related transactions of the property and assets or Capital Stock or a business unit of another Person by any Borrower (including any such acquisition by merger to the extent no Change of Control shall occur) so long as
(1) such acquired assets are in the same or a similar line of business in compliance with Section 7.17 hereof, (2) such acquisition is in compliance with the definition of Restricted Investments, (3) in the case of an acquisition of Capital Stock, all liabilities of the target company to be assumed by the Borrowers shall have been approved by the Required Lenders and (4) the target company or the assets to be acquired shall have demonstrated positive net profits for the four fiscal quarter period ending immediately prior to such acquisition.

         "Permitted Liens" means:

                  (a) Liens for taxes not delinquent or statutory Liens for taxes in an amount not to exceed $1,000,000 provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on a Borrower's books and records and a stay of enforcement of any such Lien is in effect;

                  (b) the Agent's Liens;

                  (c) Liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure statutory obligations (other than liens in excess of $1,000,000 arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

                  (d) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that if any such Lien arises from the nonpayment of such claims or demand when due, such claims or demands do not exceed $1,000,000 in the aggregate;

                  (e) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of any Borrower's business;

                  (f) Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect;

                  (g) Liens permitted by Sections 7.13 or 7.19, provided that any such Lien attaches substantially simultaneously with the incurrence of the related debt or other obligation;

                  (h) operating leases or subleases granted to others not interfering in any material respect with the business of the Borrowers;

                  (i) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

                  (j) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

                  (k) Liens of a collecting bank arising under Section 4-210 of the UCC on items in the course of collection;

                  (l) Liens created or deemed to exist in connection with any Factoring Agreements or consignment agreements approved by the Agent and Liens arising from UCC financing statements (or equivalent filings, registrations, or agreements in foreign jurisdictions) relating to, such approved Factoring Agreements and consignment agreements; and

                  (m) a mortgage lien securing mortgage Debt permitted pursuant to Section 7.13 (g) to finance the purchase of the Corporate Headquarters.

         "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

         "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA), which any Borrower sponsors or maintains or to which any Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

         "Proprietary Rights" means all of each Borrower's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including those patents, trademarks, service marks, trade names and copyrights set forth on Schedule 6.12 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

         "Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the

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Obligations owed to the Lenders, in each case giving effect to a Lender's participation in Ex-Im Bank Revolving Loans, Non-Ratable Loans and Agent
Advances.

         "Real Estate" means all of each Borrower's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of each Borrower's now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

         "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

         "Required Lenders" means at any time Lenders whose Pro Rata Shares aggregate more than 66-2/3%.

         "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

         "Reserves" means reserves that limit the availability of credit hereunder, consisting of reserves against Availability, Eligible Accounts or Eligible Inventory, established by Agent from time to time in Agent's reasonable credit judgment. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of Agent's credit judgment:
(a) Bank Product Reserves, (b) a reserve for accrued, unpaid interest on the Obligations, (c) reserves for rent, not to exceed three (3) months, at leased locations subject to statutory or contractual landlord liens, (d) Inventory shrinkage, (e) customs charges, (f) dilution, (g) warehousemen's or bailees' charges, (h) reserves of up to ten percent (10%) of the amount of Ex-Im Bank Revolving Loans and (i) reserves for insurance deductibles.

         "Responsible Officer" means the chief executive officer, the president or vice president of any Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate, the chief financial officer or the treasurer of any Borrower, or any other officer having substantially the same authority and responsibility, and, for purposes of execution and delivery of the monthly management reports and the quarterly financial statements, the Borrowing Base Certificate and other collateral reports and certificates, and Notices of Borrowing, the Director of Credit, the Finance Director or the Director of Financial Planning, but only so long as each such Director is fully covered under the Borrowers' D&O insurance policies to the same extent as the other senior financial officers of the Borrowers.

         "Restricted Investment" means, as to the Borrowers, any acquisition of property by any Borrower in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, except the following:
(a) acquisitions of Equipment to be used in the business of any Borrower so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (b) acquisitions of Inventory in the ordinary course of business of the Borrowers; (c) acquisitions of current assets acquired in the ordinary course of business of the Borrowers; (d) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (e) acquisitions of certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $100,000,000; (f) acquisitions of commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. and maturing not more than 90 days from the date of creation thereof; (g) Hedge Agreements; (h) non-cash investments (so long as the non-cash items paid, contributed or exchanged in connection with such investments do not constitute Collateral) and (i) cash investments in joint ventures and Permitted Acquisitions, but only so long as (1) the Fixed Charge Coverage Ratio is not less than 1.0 to 1.0 after giving effect to such investment on a pro forma basis, (2) Availability is (and would be after giving effect to such investment) greater than or equal to $25,000,000 and (3) no Default or Event of Default exists prior to or immediately after the making of any such investment; provided, however, that if Availability would be less than $25,000,000 but greater than or equal to $10,000,000 after giving effect to the making of any such investment, notwithstanding the foregoing, such investment may be made in accordance with and subject to the other requirements of this clause (i) if after giving effect to the making thereof, the Fixed Charge Coverage Ratio would not be less than 1.10 to 1.0 and the Leverage Ratio would not be greater than 5.0 to 1.0, determined on a pro forma basis. For purposes of clause (i) of this definition, "pro forma basis" shall mean that compliance with the financial covenants referred to in this clause (i) shall be determined on the basis of the financial statements and related numbers for the four consecutive fiscal quarters ending with the fiscal quarter immediately preceding the date on which any such investment is to be made and giving effect to the making of such investment as if it were made on the first day of the four consecutive fiscal quarters ending with such fiscal quarter.

         "Revolving Loans" has the meaning specified in Section 1.2 and includes each Ex-Im Bank Revolving Loan, Agent Advance and Non-Ratable Loan.

         "Security Agreement" means the Security Agreement of even date herewith among the Borrowers and Agent for the benefit of Agent and other Lenders.

         "Settlement" and "Settlement Date" have the meanings specified in
Section 12.15(a)(ii).

         "Software" means all "software" as such term is defined in the UCC, now owned or hereafter acquired by any Borrower, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

         "Solvent" means, when used with respect to any Person, that at the time of determination:

                  (a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and

                  (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

                  (c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

                  (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

         For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Stated Termination Date" means December 7, 2006.

         "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Parent.

         "Supporting Obligations" means all supporting obligations as such term is defined in the UCC, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

         "Synthetic Lease" means a lease treated as an operating lease under GAAP and as a loan or financing for United States income tax purposes and pursuant to which the lessee retains the economic risk with respect to the value of the residual interest in the leased property.

         "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Agent's or each Lender's net income in any the jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

         "Termination Date" means the earliest to occur of (i) the Stated Termination Date, (ii) the date the Total Facility is terminated either by the Borrowers pursuant to Section 3.2 or by the

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Required Lenders pursuant to Section 9.2, and (iii) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

         "Total Facility" has the meaning specified in Section 1.1 adjusted for permanent reductions pursuant to Section 3.2.

         "UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of North Carolina or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests; provided, that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

         "Unused Letter of Credit Subfacility" means an amount equal to $10,000,000 minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

         "Unused Line Fee" has the meaning specified in Section 2.5.

         "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

         "Wachovia Asset Securitization" means that certain receivables financing dated December 19, 2000 among Unifi Receivables, LLC, as Seller, Unifi, Inc., as initial servicer, Blue Ridge Asset Funding Corporation and Wachovia Bank, N.A., as Agent.